EXECUTION COPY



                          AGREEMENT AND PLAN OF MERGER

                                   DATED AS OF

                                NOVEMBER 16, 1999

                                      AMONG

                              COMCAST CORPORATION,

                           COMCAST LCI HOLDINGS, INC.

                          LENFEST COMMUNICATIONS, INC.

                                       AND

                          THE STOCKHOLDERS NAMED HEREIN

                                TABLE OF CONTENTS

                                                                                                               Page
ARTICLE I
THE MERGER........................................................................................................2
       1.1      The Merger........................................................................................2
       1.2      Effective Date of the Merger......................................................................2
       1.3      State Law.........................................................................................2

ARTICLE II
THE SURVIVING CORPORATION.........................................................................................2
       2.1      Certificate of Incorporation......................................................................2
       2.2      By-Laws...........................................................................................2
       2.3      Board of Directors; Officers......................................................................2

ARTICLE III
MERGER CONSIDERATION; CONVERSION OF SHARES........................................................................2
       3.1      Merger Consideration..............................................................................2
       3.2      Conversion of Shares..............................................................................3
       3.3      Adjustment Procedure..............................................................................4
       3.4      Transfer Taxes....................................................................................6
       3.5      No Fractional Shares..............................................................................6
       3.6      Closing...........................................................................................6
       3.7      Cash Election.....................................................................................7
       3.8      Alternative Consideration.........................................................................7

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PARENT..........................................................................8
       4.1      Organization and Qualification....................................................................8
       4.2      Status of Parent Stock............................................................................8
       4.3      Authority Relative to this Agreement..............................................................8
       4.4      Reports and Financial Statements..................................................................9
       4.5      Absence of Certain Changes or Events..............................................................9
       4.6      Financial Advisor.................................................................................9
       4.7      Tax Matters.......................................................................................9

ARTICLE V
REPRESENTATIONS AND WARRANTIES REGARDING SUB.....................................................................10
       5.1      Organization and Qualification...................................................................10
       5.2      Capitalization...................................................................................10
       5.3      Authority Relative to this Agreement.............................................................10

ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF THE COMPANY....................................................................11
       6.1      Organization and Qualification...................................................................11
       6.2      Capitalization...................................................................................11

                                      -i-


       6.3      Subsidiaries.....................................................................................11
       6.4      Authority Relative to this Agreement.............................................................12
       6.5      Reports and Financial Statements.................................................................13
       6.6      Absence of Certain Changes or Events.............................................................13
       6.7      Litigation.......................................................................................14
       6.8      Employment Matters...............................................................................14
       6.9      Compliance with Applicable Laws..................................................................16
       6.10     Tax Matters......................................................................................18
       6.11     Environmental Laws...............................................................................19
       6.12     Intellectual Property............................................................................20
       6.13     Material Contracts...............................................................................20
       6.14     Year 2000 Readiness..............................................................................20
       6.15     Financial Advisor................................................................................20
       6.16     Lenfest International, Inc.......................................................................20

ARTICLE VII
CONDUCT OF BUSINESS PENDING THE MERGER...........................................................................21
       7.1      Conduct of Business by the Company Pending the Merger............................................21

ARTICLE VIII
ADDITIONAL AGREEMENTS............................................................................................24
       8.1      Access and Information...........................................................................24
       8.2      FYI..............................................................................................24
       8.3      NuStar and Telestar, etc.........................................................................24
       8.4      Distribution of Boot and Additional Parent Stock.................................................24
       8.5      Employee Arrangements............................................................................26
       8.6      Year 2000 Readiness Covenants....................................................................26
       8.7      Indemnification..................................................................................27
       8.8      Actions by the Parties...........................................................................27
       8.9      No Solicitation..................................................................................28
       8.10     Affiliate Agreements.............................................................................28
       8.11     Use of 200 Cresson Boulevard.....................................................................29
       8.12     Use of 1332 Enterprise Drive.....................................................................29
       8.13     Employee Cable Service...........................................................................29
       8.14     Transitional Use of Lenfest Name.................................................................29
       8.15     Tax Matters......................................................................................29
       8.16     Company Claims...................................................................................29
       8.17     Registration Rights..............................................................................30
       8.18     Lenfest MCN Valuation............................................................................30

ARTICLE IX
CONDITIONS PRECEDENT.............................................................................................30
       9.1      Conditions to Each Party's Obligations...........................................................30
       9.2      Conditions to Obligation of the Company Waivable Only by the Stockholders Representative and TCI
                Lenfest..........................................................................................30
       9.3      Conditions to Obligations of Parent and Sub......................................................31

                                      -ii-


       9.4      Additional Condition to Obligations of the Company Waivable Only by TCI Lenfest..................32
       9.5      Additional Conditions to Obligations of the Company Waivable Only by the Stockholders
                Representative...................................................................................32

ARTICLE X
TERMINATION, AMENDMENT AND WAIVER................................................................................33
       10.1     Termination......................................................................................33
       10.2     Effect of Termination............................................................................34
       10.3     Waiver...........................................................................................34

ARTICLE XI
GENERAL PROVISIONS; DEFINITIONS..................................................................................34
       11.1     Notices..........................................................................................37
       11.2     Fees and Expenses................................................................................37
       11.3     Publicity........................................................................................37
       11.4     Specific Performance.............................................................................37
       11.5     Amendment........................................................................................37
       11.6     Miscellaneous....................................................................................37
       11.7     Definitions......................................................................................38
       11.8     Accounting Terms; Application of Defined Terms...................................................46

                          AGREEMENT AND PLAN OF MERGER


          THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") dated as of November 16, 1999, is by and among Comcast Corporation, a Pennsylvania corporation ("Parent"), Comcast LCI Holdings, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), Lenfest Communications, Inc., a Delaware corporation (the "Company"), H.F. Lenfest, H. Chase Lenfest, Brook J. Lenfest and Diane Lenfest Myer (collectively, the "Lenfest Stockholders") and TCI Lenfest, Inc., a Colorado corporation formerly known as LMC Lenfest, Inc. ("TCI Lenfest" and, together with the Lenfest Stockholders, the "Stockholders").

                                    RECITALS

          WHEREAS, as of May 4, 1999, Company and the Lenfest Stockholders entered into an Agreement and Plan of Merger (the "AT&T Merger Agreement") with AT&T Corp., a New York corporation ("AT&T"), and AT&T LCI Inc., a Delaware corporation and a wholly owned subsidiary of AT&T, the consummation of which has been suspended pending consummation or termination of this Agreement pursuant to an amendment entered into concurrently with this Agreement;

          WHEREAS, the parties have agreed, subject to the terms and conditions in this Agreement, to merge Company with and into Sub (the "Merger");

          WHEREAS, concurrently with the execution of this Agreement, Parent and the Stockholders are executing a Consent and Indemnity Agreement (the "Consent and Indemnity Agreement");

          WHEREAS, concurrently with the execution of this Agreement, Parent and the Lenfest Stockholders are executing a Registration Rights Agreement in the form of Exhibit D hereto (the "Lenfest Registration Rights Agreement"), and at Closing, Parent and TCI Lenfest shall execute a Registration Rights Agreement on the terms set forth in Exhibit E hereto (the "TCI Lenfest Registration Rights Agreement");

          WHEREAS, for federal income tax purposes, the Merger is to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

          WHEREAS, defined terms used in this Agreement are listed in Section 11.7;

          NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties and agreements contained in this Agreement the parties agree as follows:

                                   ARTICLE I
                                   ---------

                                   THE MERGER

          1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, on the Effective Date, the Company will be merged with and into Sub in compliance with the provisions of the Delaware General Corporation Law (the "DGCL"). Thereupon, the separate existence of Company will cease and Sub shall be the surviving corporation (the "Surviving Corporation"). The name of the Surviving Corporation in the Merger will be as determined by Parent.

          1.2 Effective Date of the Merger. The parties will file a properly executed Certificate of Merger with the Secretary of State of the State of Delaware, which filing will be made on the Closing Date. When used in this Agreement, the term "Effective Date" will mean the date and time at which such filing will have been accepted for filing by the Secretary of State of the State of Delaware or such later time as may be specified in the Certificate of Merger by mutual agreement of Parent, TCI Lenfest and the Stockholders Representative.

          1.3 State Law. At the Effective Date, the Merger will have the effects set forth in this Agreement and the effects set forth in Section 251 of the DGCL.

                                   ARTICLE II
                                   ----------

                            THE SURVIVING CORPORATION

          2.1 Certificate of Incorporation. The Certificate of Incorporation of Sub will be the Certificate of Incorporation of the Surviving Corporation after the Effective Date, and thereafter may be amended in accordance with its terms and as provided by law and this Agreement.

          2.2 By-Laws. The By-laws of Sub as in effect on the Effective Date will be the By-laws of the Surviving Corporation.

          2.3 Board of Directors; Officers. The directors of Sub immediately prior to the Effective Date will be the directors of the Surviving Corporation and the officers of Sub immediately prior to the Effective Date will be the officers of the Surviving Corporation, in each case until their respective successors are duly elected and qualified.

                                  ARTICLE III
                                  -----------

                   MERGER CONSIDERATION; CONVERSION OF SHARES

          3.1 Merger Consideration. The aggregate consideration deliverable in the Merger will be the sum of (i) a number of shares of Parent Stock (the "Stock Merger Consideration") equal in value (valued at the Share Valuation) to (A) $5,793,592,000, less (B) the Liabilities Adjustment, plus (C) the Subsidiary Adjustment, plus (D) the Split-Dollar Life Adjustment, less (E) the Bonus

Adjustment, less (F) the Debt Adjustment, less (G) subject to Section 8.18, the Lenfest MCN Adjustment, less (H) if the Lenfest Stockholders exercise the FYI Payment Option, $3,000,000 (it being understood that there will be no deduction under this clause (H) unless the Lenfest Stockholders exercise the FYI Payment Option), plus (ii) the additional consideration described in Section 8.4 below and deliverable to the Lenfest Stockholders in the Merger. The Stock Merger Consideration shall be divided between TCI Lenfest and the Lenfest Stockholders as follows: (a) the Lenfest Stockholders shall be entitled to receive a number of shares of Parent Stock equal in value (valued at the Share Valuation) to (1) $2,444,842,000, plus (2) the Subsidiary Adjustment, plus (3) the Split-Dollar Life Adjustment, less (4) the Lenfest Bonus Adjustment, less (5) the Debt Adjustment, less (6) subject to Section 8.18, the Lenfest MCN Adjustment, less
(7) if the Lenfest Stockholders exercise the FYI Payment Option, $3,000,000 (the "Lenfest Stock Merger Consideration") and (b) TCI Lenfest shall be entitled to receive the remainder of the Stock Merger Consideration (the "TCI Lenfest Stock Merger Consideration"). The parties hereto agree that the Company Common Stock held by the Lenfest Stockholders has greater per share value than the Company Common Stock held by TCI Lenfest due to certain control rights and privileges of the Lenfest Stockholders, and that the division of the aggregate merger consideration between TCI Lenfest and the Lenfest Stockholders takes into account and reflects this greater value.

          3.2 Conversion of Shares. As of the Effective Date, by virtue of the Merger and without any action on the part of any Stockholder:

          (a) Cancellation of Shares. All shares of common stock, par value $.01 per share, of the Company (the "Company Common Stock"), that are held by the Company or any Subsidiary of the Company, will be canceled.

          (b) Conversion of Shares.

               (i) Each share of Company Common Stock issued and outstanding immediately prior to the Merger that is held by a Lenfest Stockholder will be converted into and will become (x) that number of fully paid and nonassessable shares of Parent Stock as equals the quotient of the Lenfest Stockholder Stock Merger Consideration divided by the number of shares of Company Common Stock outstanding at the Effective Date and held by the Lenfest Stockholders (the "Lenfest Stockholder Conversion Number") plus (y) such Lenfest Stockholder's proportionate share (on a per share basis) of the consideration set forth in clause (ii) of the first sentence of Section 3.1 above.

               (ii) Each share of Company  Common Stock  issued and  outstanding immediately prior to the Merger that is held by TCI Lenfest will be converted into and will become that number of fully paid and nonassessable shares of Parent Stock as equals the quotient of the TCI Lenfest Stock Merger Consideration divided by the number of shares of Company Common Stock outstanding at the Effective Date and held by TCI Lenfest (the "TCI Lenfest Conversion Number").

               (iii) If, following the date hereof, Parent should split or combine the Parent Stock or pay a stock dividend or other stock distribution in Parent Stock or otherwise effect any transaction that changes the Parent Stock into any other securities or make any other dividend or distribution on the

Parent Stock (other than normal quarterly cash dividends as the same may be adjusted from time to time in the ordinary course consistent with past practice) then the consideration to be paid in Parent Stock under this Agreement will be appropriately adjusted to reflect such split, combination, transaction, dividend or other distribution or change.

          (c) Each share of Common Stock of Sub issued and outstanding immediately prior to the Merger will be converted into and will become one fully paid and nonassessable share of common stock of the Surviving Corporation.

          3.3   Adjustment   Procedure.   Adjustments   to  the   Stock   Merger
Consideration will be determined and made as follows:

          (a) Adjustments at Closing. Not later than 9:00 a.m. (New York City time) on the date that the Company reasonably believes is one business day prior to the Effective Date, the Company shall prepare and deliver to TCI Lenfest and Parent a calculation of the Adjustments (based on good faith reasonable estimates in the case of any amounts to be finalized following the Effective
Date) to the Stock Merger Consideration, accompanied by a certificate of the chief financial officer of the Company to the effect that such calculations are in accordance with this Agreement. Such calculation of the Adjustments to the Stock Merger Consideration delivered to Parent by the Company shall be the basis for determining the amount of Parent Stock issuable on the Effective Date to TCI Lenfest (the "TCI Lenfest Preliminary Merger Consideration") and to the Lenfest Stockholders (the "Lenfest Preliminary Merger Consideration" and, together with the TCI Lenfest Preliminary Merger Consideration, the "Preliminary Merger Consideration"), subject to further adjustment as provided in this Section. On the Effective Date, Parent will deliver to each Stockholder the number of whole shares of Parent Stock rounded up to the nearest whole share determined by multiplying the number of shares of Company Common Stock owned by such Stockholder by the Lenfest Stockholder Conversion Number, in the case of a Lenfest Stockholder, or by the TCI Lenfest Conversion Number, in the case of TCI Lenfest, based on the Preliminary Merger Consideration.

          (b) Post-Closing Adjustments. As soon as practicable, but in no event later than 90 days following the Effective Date, (i) the Company will prepare the consolidated financial statements of the Company as of December 31, 1999 in accordance with GAAP and the Company's past practices (the "Company Audited Financial Statements") and a schedule setting forth the Liabilities Adjustment based thereon, and will cause Pressman Ciocca Smith LLP to audit the Company Audited Financial Statements, and (ii) the Company shall deliver to the Stockholders Representative and TCI Lenfest the Company Audited Financial Statements and a final calculation of all the Adjustments to the Stock Merger Consideration (it being understood that the Liabilities Adjustment will be determined as set forth in clause (i) of this Section 3.3(b) and that the calculation of the Bonus Adjustment will include a schedule setting forth all Bonus payments actually made under the Bonus Plan following the Effective Date) (the "Final Adjustment Schedule"). Parent and Sub will afford to the Stockholders Representative and TCI Lenfest and to their respective accountants, counsel and other representatives reasonable access during normal business hours (and at such other times as the parties mutually agree) throughout the 45 day period following delivery of the Company Audited Financial Statements and the Final Adjustment Schedule to the relevant Company books and records for the purposes of reviewing the Company Audited Financial Statements and verifying the amounts included in the Final Adjustment Schedule. If Parent, the Stockholders

Representative or TCI Lenfest does not provide notice of dispute within 45 days after delivery of the Company Audited Financial Statements and the Final Adjustment Schedule, the Company Audited Financial Statements and the Adjustments to the Stock Merger Consideration based on the Company Audited Financial Statements and the Final Adjustment Schedule shall be final, conclusive and binding. If Parent, the Stockholders Representative and/or TCI Lenfest provides notice of disagreement, including reasonable details of his or its objections, Parent, the Stockholders Representative and TCI Lenfest shall in good faith attempt to agree on the Adjustments and the Company Audited Financial Statements. If Parent, the Stockholders Representative and TCI Lenfest cannot agree on the items or amounts in the Company Audited Financial Statements or of the Adjustments within 30 days of delivery to Parent, Stockholders Representative and TCI Lenfest of a notice of disagreement, the items or amounts in dispute shall be determined by Arthur Andersen (the "Accountants"), whose determination shall be final, conclusive and binding upon Parent, Sub and the Stockholders. The Stock Merger Consideration, as adjusted by the final calculation of the Adjustments determined as described in this Section 3.3(b), will be referred to as the "Final Merger Consideration"; such amount thereof as is deliverable to the Lenfest Stockholders under Section 3.1 will be referred to as the "Lenfest Final Merger Consideration", and such amount thereof as is deliverable to TCI Lenfest under Section 3.1 will be referred to as the "TCI Lenfest Final Merger Consideration". For the avoidance of doubt, (i) TCI Lenfest and the Stockholders Representative may only provide a notice of dispute with respect to those Adjustments which affect the TCI Lenfest Final Merger Consideration and the Lenfest Final Merger Consideration, respectively, and (ii) a dispute with respect to the TCI Lenfest Final Merger Consideration or the Lenfest Final Merger Consideration shall not delay the determination or payment of the Lenfest Final Merger Consideration or the TCI Lenfest Final Merger Consideration, respectively. All reasonable costs and fees of the Accountants relating to a disagreement that involves the Company Audited Financial Statements or the amount of the Liabilities Adjustment shall be borne one-half by Parent and one-half by TCI Lenfest. All reasonable costs and fees of such Accountants relating to a disagreement that involves the amount of the Lenfest Bonus Adjustment shall be borne one-half by Parent and one-half by the Stockholders (divided among the Stockholders on the basis of the respective percentages of the total consideration receivable by them under Section 3.1). All reasonable costs and fees of such Accountants relating to a disagreement that involves amounts other than the amount of the Lenfest Bonus Adjustment or the Liabilities Adjustment shall be borne one-half by Parent and one-half by the Lenfest Stockholders (divided among the Lenfest Stockholders on the basis of the respective percentages of the total consideration receivable by them under
Section 3.1).

          (c) Within five business days after the determination of the Final Merger Consideration pursuant to Section 3.3(b):

               (i) if the TCI Lenfest Final Merger Consideration is greater than the TCI Lenfest Preliminary Merger Consideration, Parent will deliver to TCI Lenfest certificates representing the number of shares of Parent Stock equal to the difference between (x) the number of shares of Parent Stock (rounded up to the nearest whole share) that TCI Lenfest had the right to receive on the Effective Date based on the TCI Lenfest Final Merger Consideration and (y) the number of whole shares of Parent Stock delivered to TCI Lenfest at the Effective Date pursuant to Section 3.3(a) (together with dividends or distributions, if any, with respect to the additional shares to be delivered under this Section 3.3(c)(i) made after the Effective Date).

               (ii) if the TCI Lenfest Final Merger Consideration is less than the TCI Lenfest Preliminary Merger Consideration, TCI Lenfest will deliver to Parent certificates representing the number of shares of Parent Stock equal to the difference between (x) the number of whole shares of Parent Stock delivered to TCI Lenfest on the Effective Date pursuant to Section 3.3(a) and (y) the number of shares of Parent Stock (rounded up to the nearest whole share) that TCI Lenfest had the right to receive on the Effective Date based on the TCI Lenfest Final Merger Consideration (together with dividends or distributions, if any, with respect to the shares to be delivered under this Section 3.3(c)(ii) made after the Effective Date).

               (iii) if the Lenfest Final Merger Consideration is greater than the Lenfest Preliminary Merger Consideration, Parent will deliver to each Lenfest Stockholder certificates representing the number of shares of Parent Stock equal to the difference between (x) the number of shares of Parent Stock (rounded up to the nearest whole share) that such Lenfest Stockholder had the right to receive on the Effective Date based on the Lenfest Final Merger Consideration and (y) the number of whole shares of Parent Stock delivered to such Lenfest Stockholder at the Effective Date pursuant to Section 3.3(a) (together with dividends or distributions, if any, with respect to the additional shares to be delivered under this Section 3.3(c)(iii) made after the Effective Date).

               (iv) if the Lenfest Final Merger Consideration is less than the Lenfest Preliminary Merger Consideration, each Lenfest Stockholder will deliver to Parent certificates representing the number of shares of Parent Stock equal to the difference between (x) the number of whole shares of Parent Stock delivered to such Lenfest Stockholder on the Effective Date pursuant to Section 3.3(a) and (y) the number of shares of Parent Stock (rounded up to the nearest whole share) that such Lenfest Stockholder had the right to receive on the Effective Date based on the Lenfest Final Merger Consideration (together with dividends or distributions, if any, with respect to the shares to be delivered under this Section 3.3(c)(iv) made after the Effective Date).

          3.4 Transfer Taxes. Any transfer taxes payable by the holders of Company Common Stock in connection with the Merger and the conversion of Company Common Stock into Parent Stock will be shared equally by Parent and TCI Lenfest. The Parent Stock shall be issued to the registered holders of Company Common Stock on the Effective Date.

          3.5 No Fractional Shares. If, but for this Section, the amount of Parent Stock that a Stockholder would be entitled to receive pursuant to Section 3.3(a) or 3.3(c) is not a whole number of shares of Parent Stock, the number of shares of Parent Stock that such Stockholder shall be entitled to receive pursuant to this Agreement shall be rounded up to the nearest whole share.

          3.6 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of Davis Polk & Wardwell, New York, New York at 10:00 a.m. local time on January 18, 2000, if the conditions set forth in Article IX (other than those providing for the delivery of documents at the Closing) are satisfied (or waived by the appropriate parties) on or prior to such date, or, if the conditions set forth in Article IX (other than those providing for the delivery of documents at the Closing) are not satisfied (or waived by the appropriate parties) on or prior to such date, the first business day following the date on which the last of the conditions set forth in Article IX (other than those providing for the delivery of documents at the Closing) is satisfied (or waived by the appropriate parties) (the "Closing Date").

          3.7 Cash Election. Each Lenfest Stockholder may, at his or her option, elect to receive cash at Closing in lieu of not more than 10% of the number of shares of Parent Stock (valued at the Share Valuation) otherwise deliverable to such Lenfest Stockholder pursuant to Section 3.3(a), provided that such Lenfest Stockholder gives written notice to Parent of such election not later than 10 business days prior to the Effective Date, which notice will indicate the specific dollar amount (or percentage of such Lenfest Stockholder's share of the Lenfest Preliminary Merger Consideration) as to which such election is being exercised (the "Cash Consideration"). If a Lenfest Stockholder makes such election, (i) neither the Lenfest Stockholder Conversion Number nor the TCI Lenfest Conversion Number will be affected by such election, (ii) the number of shares of Parent Stock to be delivered at Closing to such Lenfest Stockholder electing to receive Cash Consideration will be reduced by the quotient of such electing Lenfest Stockholder's Cash Consideration divided by $36.90, and all references in this Agreement to the delivery of a particular number of shares of Parent Stock will be modified accordingly (except as specified in the following clause (iii)), and (iii) notwithstanding such Cash Consideration election, the number of shares of Parent Stock to be delivered by any party under Section 3.3(b) and (c) will be calculated as if only Parent Stock (and no Cash Consideration) had been delivered to the Stockholders pursuant to Section 3.3(a).

          3.8 Alternative Consideration. If TCI Lenfest or any of its Affiliates at any time reasonably expects that it will be prohibited at the time of the Merger by any applicable law or regulation or by the refusal of the necessary governmental authorities to grant approvals on conditions reasonably acceptable to TCI Lenfest from owning all or any portion of the shares of Parent Stock that Parent is to deliver to TCI Lenfest hereunder, then the parties will cooperate in good faith and use their reasonable best efforts to restructure the Merger so as to avoid such prohibition and to minimize the adverse tax consequences of such restructuring, including by substituting other securities of Parent (it being understood that "reasonable best efforts", for this purpose, shall not include an obligation on the part of any party to consent to any such restructuring which reduces (or, in the case of Comcast, increases) the value of the consideration to be received (or, in the case of Comcast, paid) by them in the Merger or, in the case of any party, increases or accelerates any tax liability they may have in respect thereof). Any such other securities will have terms intended to cause them to trade at par. If the parties are not able to restructure the transaction in this manner, Parent will deliver to TCI Lenfest, in lieu of such portion of the shares of Parent Stock that TCI Lenfest may not own, an amount in cash equal to the value of such shares (valued at the average Closing Price of such shares for the 20 consecutive trading days prior to and ending one trading day prior to the closing date of such transaction). TCI Lenfest and its Affiliates shall use reasonable best efforts to avoid being subject to any prohibitions on owning shares of Parent Stock.

                                   ARTICLE IV
                                   ----------

                    REPRESENTATIONS AND WARRANTIES OF PARENT

          Parent represents and warrants to the Company and the Stockholders as follows:

          4.1 Organization and Qualification. Parent is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has the corporate power to carry on its business as it is now being conducted or currently proposed to be conducted. Parent is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified will not, individually or in the aggregate, have a Parent Material Adverse Effect.

          4.2  Status of Parent  Stock.  All  shares  of Parent  Stock  issuable pursuant to this Agreement, when issued and delivered pursuant to this Agreement, will be duly authorized, validly issued and fully paid and nonassessable.

          4.3 Authority Relative to this Agreement. Parent has the corporate power to enter into this Agreement and the Transaction Documents to which it is a party and to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Transaction Documents to which Parent is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action of Parent, including approval by Parent's Board of Directors; and no other corporate proceedings on the part of Parent, its Board of Directors or its stockholders are necessary to authorize this Agreement and the Transaction Documents to which it is a party and the transactions contemplated hereby and thereby. This Agreement constitutes and, when executed and delivered by Parent, each of the Transaction Documents to which it is a party will be, a valid and binding obligation of Parent enforceable in accordance with its terms. The execution, delivery and performance by Parent of this Agreement and the Transaction Documents and the consummation by Parent of the transactions contemplated hereby and thereby will not (i) violate or conflict with any Governing Document or (ii) result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default under or give any Person the right to terminate, cancel or accelerate any obligation or result in the creation of any Lien or loss of a benefit under any indenture or other loan document provision or any other contract, license, franchise, permit, concession, lease, instrument or Legal Requirement applicable to Parent or any of its Subsidiaries or their respective properties or assets, other than, in the case of clause (ii) only, (A) any conflicts, breaches, violations, defaults, terminations, cancellations or accelerations, Liens or losses which, individually or in the aggregate, will not have a Parent Material Adverse Effect or prevent or materially delay the consummation of the transactions contemplated hereby and thereby and (B) the Legal Requirements referred to in the next sentence. Except in connection, or in compliance, with the provisions of the DGCL and rules and regulations of the relevant Governmental Entities, and, without prejudice to the understanding set forth in Section 9.3(d)(i) of this Agreement, the provisions of Franchises regarding transfer of ownership or control of Franchises and Federal Communications Commission ("FCC") licenses no filing or registration with, or authorization, consent or approval of, any Governmental Entity or other Person is necessary for the consummation by Parent of the transactions contemplated by this Agreement and each of the Transaction Documents to which Parent is a party, other than filings, registrations, authorizations, consents or approvals the failure of which to make or obtain would not, individually or in the aggregate, have a Parent Material Adverse Effect or prevent or materially delay the consummation of the transactions contemplated hereby or thereby.

          4.4 Reports and Financial Statements. Parent has previously furnished or made available to the Company true and complete copies of its (i) Annual Report on Form 10-K for the fiscal year ended December 31, 1998, as filed with the Securities and Exchange Commission (the "Commission"), and (ii) all other reports and registration statements filed by Parent with the Commission pursuant to the Exchange Act or the Securities Act since January 1, 1999, as amended prior to the date hereof (the documents described in clauses (i) and (ii) (together with all subsequent filings referred to in the next two sentences) being referred to in this Agreement collectively as the "Parent SEC Reports"). As of their respective dates or effective dates, the Parent SEC Reports complied as to form in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the Commission thereunder applicable to such Parent SEC Reports, except as the same may have been corrected, updated or superseded by means of a subsequent filing with the Commission prior to the date hereof. As of their respective dates or effective dates and except as the same may have been corrected, updated or superseded by means of a subsequent filing with the Commission prior to the date hereof, the Parent SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Since January 1, 1998, Parent has filed with the Commission all reports required to be filed therewith by it pursuant to the Exchange Act. The audited consolidated financial statements and unaudited interim consolidated financial statements of Parent included in the Parent SEC Reports have been prepared in accordance with GAAP applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present, in all material respects, the respective consolidated financial position of Parent and its consolidated Subsidiaries as at the dates indicated therein and the results of their operations and cash flows for the periods then ended subject, in the case of the unaudited interim consolidated financial statements, to the omission of notes and to normal year-end audit adjustments and any other adjustments described therein.

          4.5 Absence of Certain Changes or Events. Except as described in the Parent SEC Reports, since January 1, 1999, there has not been any transaction, commitment, dispute or other event or condition (financial or otherwise) of any character (whether or not in the ordinary course of business) which, individually or in the aggregate, has had, or in the future is reasonably likely to have, a Parent Material Adverse Effect.

          4.6 Financial Advisor. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or its Affiliates, other than such fees payable by Parent or its Affiliates.

          4.7 Tax Matters. As of the date hereof, to the knowledge of Parent, the representations set forth in the numbered paragraphs of the form of Certificate of Parent attached as Schedule 4.7 are true and correct in all material respects, assuming for purposes of this representation and warranty that the Merger referred to in such form had been consummated on the date hereof.

                                   ARTICLE V
                                   ---------

                  REPRESENTATIONS AND WARRANTIES REGARDING SUB

          Parent and Sub jointly and severally represent and warrant to the Company and the Stockholders as follows:

          5.1 Organization and Qualification. Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Sub was formed by Parent solely for the purpose of engaging in the transactions contemplated hereby and has conducted no business other than in connection with this Agreement.

          5.2 Capitalization. The authorized capital stock of Sub consists of 1,000 shares of common stock, par value $.01 per share, of which 100 shares are issued and outstanding and held by Parent.

          5.3 Authority Relative to this Agreement. Sub has the corporate power to enter into this Agreement and the Transaction Documents to which it is a party and to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Transaction Documents to which Sub is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action of Sub; and no other corporate proceedings on the part of Sub, its Board of Directors or its stockholders are necessary to authorize this Agreement and the Transaction Documents to which it is a party and the transactions contemplated hereby and thereby. This Agreement constitutes and, when executed and delivered by Sub, each of the Transaction Documents to which it is a party will be, a valid and binding obligation of Sub enforceable in accordance with its terms. The execution, delivery and performance by Sub of this Agreement and the Transaction Documents and the consummation by Sub of the transactions contemplated hereby and thereby will not (i) violate or conflict with any Governing Document or (ii) result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default under or give any Person the right to terminate, cancel or accelerate any obligation or result in the creation of any Lien or loss of a benefit under any indenture or other loan document provision or any other contract, license, franchise, permit, concession, lease, instrument or Legal Requirement applicable to Sub or any of its Subsidiaries or their respective properties or assets, other than, in the case of clause (ii) only,
(A) any conflicts, breaches, violations, defaults, terminations, cancellations or accelerations, Liens or losses which, individually or in the aggregate, will not have a Parent Material Adverse Effect or prevent or materially delay the consummation of the transactions contemplated hereby and thereby and (B) the Legal Requirements referred to in the next sentence. Except in connection, or in compliance, with the provisions of the DGCL and rules and regulations of the relevant Governmental Entities, and the provisions of Franchises regarding transfer of ownership or control of Franchises and the transfer of ownership or control of FCC licenses, no filing or registration with, or authorization, consent or approval of, any Governmental Entity or other Person is necessary for the consummation by Sub of the transactions contemplated by this Agreement and each of the Transaction Documents to which it is a party, other than filings, registrations, authorizations, consents or approvals the failure of which to make or obtain would not have, individually or in the aggregate, a Parent Material Adverse Effect or prevent or materially delay the consummation of the transactions contemplated hereby or thereby.

                                   ARTICLE VI
                                   ----------

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company represents and warrants to Parent and Sub as follows:

          6.1 Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to carry on its business as it is now being conducted or currently proposed to be conducted. The Company is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified will not, individually or in the aggregate, have a Company Material Adverse Effect.

          6.2 Capitalization. The authorized capital stock of the Company consists of 158,896 shares of Company Common Stock, all of which are issued and outstanding. All issued and outstanding shares of Company Common Stock have been duly authorized, validly issued and are fully paid and nonassessable and have not been issued in violation of any federal or state securities laws. Except as set forth on Schedule 6.2, there are no options, warrants, calls or other rights, agreements or commitments of any character, to which the Company or any of its Subsidiaries is a party, relating to the issued or unissued capital stock or other securities of the Company, and no issued and outstanding shares of Company Common Stock are subject to or have been issued in violation of any preemptive rights.

          6.3 Subsidiaries. The only Company Subsidiaries, or entities in which the Company directly or through one or more of its Company Subsidiaries holds or has the right to acquire any equity interest (each an "Equity Affiliate"), are those set forth on Schedule 6.3, which Schedule reflects the percentage and nature of the Company's ownership of each such Company Subsidiary or Equity Affiliate. Each of the Company Subsidiaries is a corporation or partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation and has the corporate or partnership power to carry on its business as it is now being conducted or currently proposed to be conducted. Each of the Company Subsidiaries is duly qualified as a foreign corporation or partnership to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary except where the failure to be so qualified will not have, individually or in the aggregate, a Company Material Adverse Effect. All the outstanding shares of capital stock of each of the Company Subsidiaries that is a corporation held by the Company or a Company Subsidiary are validly issued, fully paid and nonassessable. Except as set forth on Schedule 6.3, the shares of capital stock or partnership or other ownership interests in each of the Company Subsidiaries or Equity Affiliates that are owned by the Company or by a Company Subsidiary are owned free and clear of any Liens, are not subject to and have not been issued in violation of any preemptive rights and have not been issued in violation of any federal or state securities laws. Except as set forth on
Schedule 6.3, there are no existing options, warrants, calls or other rights, agreements or commitments of any character, to which the Company or any of its Subsidiaries is a party, relating to the issued or unissued capital stock, other securities or partnership or other ownership interests of any of the Company Subsidiaries or Equity Affiliates of the Company, and there is no exercise of any of the foregoing pending or of which the Company has received notice.

          6.4 Authority Relative to this Agreement. The Company has the corporate power to enter into this Agreement and the Transaction Documents to which it is a party and to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Transaction Documents to which the Company is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action of the Company, including approval by the Company's Board of Directors and stockholders; and no other corporate proceedings on the part of the Company, its Board of Directors or its stockholders are necessary to authorize this Agreement and the Transaction Documents to which it is a party and the transactions contemplated hereby and thereby. This Agreement constitutes, and when executed and delivered by the Company, each of the Transaction Documents to which it is a party will be, a valid and binding obligation of the Company enforceable in accordance with its terms. Except as set forth on Schedule 6.4, the execution, delivery and performance by the Company of this Agreement and the Transaction Documents and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) violate or conflict with any Governing Document or (ii) result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default under or give any Person the right to terminate, cancel or accelerate any obligation or result in the creation of any Lien or loss of a benefit under any indenture or other loan document provision or any other contract, license, franchise, permit, concession, lease, instrument or Legal Requirement applicable to the Company or any of its Company Subsidiaries or their respective properties or assets, other than, in the case of clause (ii) only, (A) any conflicts, breaches, violations, defaults, terminations, cancellations or accelerations, Liens or losses which, individually or in the aggregate, will not have a Company Material Adverse Effect or prevent or materially delay the consummation of the transactions contemplated hereby and thereby (other than any delay relating to the Legal Requirements referred to in the next sentence) and (B) the Legal Requirements referred to in the next sentence. Except as referred to in Schedule 6.4, and except in connection, or in compliance, with the provisions of the DGCL and the rules and regulations of the relevant Governmental Entities, and the provisions of Franchises regarding transfer of ownership or control of Franchises and the transfer of ownership or control of the FCC licenses (all of which licenses are listed in Schedule 6.4), no filing or registration with, or authorization, consent or approval of, any Governmental Entity or other Person is necessary for the consummation by the Company of the transactions contemplated by this Agreement and each of the Transaction Documents to which the Company is a party, other than filings, registrations, authorizations, consents or approvals the failure of which to make or obtain would not have, individually or in the aggregate, a Company Material Adverse Effect or prevent or materially delay the consummation of the transactions contemplated hereby or thereby.

          6.5 Reports and Financial Statements. The Company has previously furnished or made available to Parent true and complete copies of its (i) Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (the "Company 10-K"), as filed with the Commission, and (ii) all other reports and registration statements filed by the Company with the Commission pursuant to the Exchange Act or the Securities Act since January 1, 1999, as amended prior to the date hereof (the documents described in clauses (i) through (ii) (together with all subsequent filings referred to in the next two sentences) being referred to in this Agreement collectively as the "Company SEC Reports"). As of their respective dates or effective dates, the Company SEC Reports complied as to form in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the Commission thereunder applicable to such Company SEC Reports, except as the same may have been corrected, updated or superseded by means of a subsequent filing with the Commission prior to the date hereof. As of their respective dates or effective dates and except as the same may have been corrected, updated or superseded by means of a subsequent filing with the Commission prior to the date hereof, the Company SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Since January 1, 1998, the Company has filed with the Commission all reports required to be filed therewith by it pursuant to the Exchange Act. The audited consolidated financial statements and unaudited interim consolidated financial statements of the Company included in the Company SEC Reports have been prepared in accordance with GAAP applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present, in all material respects, the respective consolidated financial position of the Company and its consolidated Subsidiaries as at the dates indicated therein and the results of their operations and cash flows for the periods then ended subject, in the case of the unaudited interim consolidated financial statements, to the omission of notes and to normal year-end audit adjustments and any other adjustments described therein.

          6.6  Absence  of Certain  Changes  or  Events.  Except as set forth on
Schedule 6.6 and except for the AT&T Merger Agreement and the transactions expressly permitted or required thereby, since January 1, 1999, there has not been (i) any transaction, commitment, dispute or other event or condition (financial or otherwise) of any character (whether or not in the ordinary course of business) which, individually or in the aggregate, has had, or in the future is reasonably likely to have, a Company Material Adverse Effect, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the capital stock of the Company, (iii) any entry into any commitment or transaction material to the Company and its Company Subsidiaries taken as a whole (including, without limitation, any borrowing or sale of assets), whether or not in the ordinary course of business or (iv) any event or circumstance which, had it occurred after the date of this Agreement, would have constituted a violation of Section
7.1 of this Agreement. Except as set forth in Schedule 6.6 or in the Company SEC Reports, the Company does not have any indebtedness, liability or obligation, whether accrued or unaccrued, contingent or otherwise that is not reflected or reserved against in the Audited Balance Sheet, except for such indebtedness, liability or obligations arising in the ordinary course of business consistent with past practice. Except as described in Schedule 6.6, since January 1, 1999, neither the Company nor any Company Subsidiaries has made any loans, contributions or advances to any Distributed Subsidiary or with respect to any Distributed Assets.

          6.7 Litigation. Except as set forth on Schedule 6.7, there is no suit, action or proceeding pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or any of its Company Subsidiaries that involves or is reasonably likely to involve an amount in excess of $5,000,000. Except as set forth on Schedule 6.7, there is no suit, action or proceeding pending, or, to the Knowledge of the Company, threatened that has had or is likely to have, individually or in the aggregate, a Company Material Adverse Effect nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or any of its Company Subsidiaries that has had or is likely to have, individually or in the aggregate, a Company Material Adverse Effect.

          6.8 Employment Matters.

          (a) The Company has provided a complete and correct list of the names and positions of all employees engaged principally in the Company's business as of the date set forth on such list (but not earlier than September 30, 1999). To the Knowledge of the Company, the Company has complied in all material respects with all applicable Legal Requirements relating to the employment of labor, including, the Worker Adjustment and Retaining Notification Act, 29 U.S.C. ss. 2101, et seq. ("WARN"), ERISA, continuation coverage requirements with respect to group health plans and those relating to wages, hours, collective bargaining, unemployment insurance, worker's compensation, equal employment opportunity, age and disability discrimination, immigration control and the payment and withholding of Taxes.

          (b) Schedule 6.8 sets forth all "employee benefit plans," as defined in Section 3(3) of ERISA, and all other material employee benefit arrangements, programs or payroll practices, including, without limitation, severance pay, sick leave, vacation pay, salary continuation for disability, deferred compensation, bonus, stock purchase, stock appreciation rights, hospitalization, medical insurance, life insurance, tuition reimbursement, employee assistance and employee discounts, that the Company or any trade or business (whether or not incorporated) which is treated as a single employer with the Company under
Section 414(b), (c), (m) or (o) of the Code ("Code Affiliate") maintains or has an obligation to make contributions other than Multiemployer Plans, as defined in ERISA or the Code (the "Company Benefit Plans"). The Company has provided to Parent true and complete copies of each of the Company Benefit Plans, the most recent summary plan description, the most recent IRS determination letters, annual reports (Form 5500 Series) for the preceding three years, and actuarial statements of valuation, together with each current summary of material modifications, or other current participant disclosure required under ERISA or other applicable Legal Requirements.

          (c) Neither the Company nor any Code Affiliate has incurred any unsatisfied material withdrawal liability, as defined in Section 4201 of ERISA, with respect to any multiemployer plan, nor has any of them incurred any material liability due to the termination or reorganization of any multiemployer plan. To the Knowledge of the Company, neither the Company nor any of its Code Affiliates reasonably expects to incur any liability due to a withdrawal from or termination or reorganization of a multiemployer plan.

          (d) Each  Company  Benefit  Plan that is  intended  to  qualify  under
Section 401 of the Code and the trust maintained pursuant thereto has been determined to be exempt from federal income taxation under Section 501 of the Code by the Internal Revenue Service, and to the Knowledge of the Company, nothing has occurred with respect to any such plan since such determination which could reasonably be expected to result in the loss of such exemption or the imposition of any material liability, penalty or Tax under ERISA or the Code. To the Knowledge of the Company, each Company Benefit Plan has at all times been maintained, by its terms and in operation, in all material respects in accordance with all applicable laws. No Company Benefit Plan is maintained in connection with any trust described in Code Section 501(c)(9).

          (e) All material contributions (including all employer contributions and employee salary reduction contributions) required to have been made under the Company Benefit Plans or by law (without regard to any waivers granted under Section 412 of the Code) to any funds or trusts established thereunder or in connection therewith have been made by the due date thereof (including any valid extension), and no accumulated funding deficiency exists with respect to any of the Company Benefit Plans subject to Section 412 of the Code.

          (f) No Company Benefit Plan which is subject to Title IV of ERISA has:
(i) as of the most recent valuation date for such Company Benefit Plan, assets, the fair market value of which (including for these purposes any accrued but unpaid contributions) does not exceed the present value of all benefit liabilities as defined in ERISA Section 4001(a)(16) under such Company Benefit Plan determined on a termination basis using the assumptions that would be applied by the PBGC for a plan terminating as of the date of this Agreement or the Effective Date, or (ii) been a plan with respect to which there has been a "reportable event," as defined in Section 4043 of ERISA and the regulations thereunder, which would require the giving of notice to the PBGC. No transaction prohibited by Section 406 of ERISA or Section 4975 of the Code has occurred with respect to any Company Benefit Plan. Except for premiums paid to the PBGC, neither the Company nor any Code Affiliate has incurred or reasonably expects to incur any liability under Section 4062 or 4063 of ERISA to the PBGC, or any trustee appointed under Section 4042 of ERISA. Neither the Company nor any Code Affiliate has incurred any liability under Title IV of ERISA arising in connection with the termination of any plan covered or previously covered by Title IV of ERISA.

          (g) To the Knowledge of the Company, there have been no violations of ERISA or the Code with respect to the filing of applicable material reports, documents and notices regarding the Company Benefit Plans with the Secretary of Labor and the Secretary of the Treasury or the furnishing of such reports, documents and notices to the participants or beneficiaries of the Company Benefit Plans which would result in a Company Material Adverse Effect.

          (h) There are no pending actions, written claims or lawsuits which have been asserted or instituted against the Company Benefit Plans, the assets of any of the trusts under such plans or the plan sponsor or the plan administrator, or against any fiduciary of the Company Benefit Plans with respect to the operation of such plans (other than routine benefit claims), nor does the Company have Knowledge of facts which could reasonably form the basis for any such actions, claims or lawsuits.

          (i) Except as provided in  Schedule  6.8 and as may be required  under
Section 4980B of the Code, neither the Company nor any Code Affiliate maintains any Company Benefit Plan that provides medical or welfare benefits to current or future retired or terminated employees, their spouses or their dependents.

          (j) Except as set forth on Schedule 6.8, there are no union or collective bargaining agreements applicable to any Person employed by the Company and the Company has no duty to bargain with any labor organization with respect to any such Person. Since January 1, 1999 there have not been any unfair labor practice charges against the Company, any demand for recognition or any other effort of or request or demand from, a labor organization for representative status with respect to any Person employed by the Company. Except as described on Schedule 6.8, the Company has no employment contracts, either written or oral, with any employee of the Company and none of the employment contracts or other agreements listed on Schedule 6.8 requires the Company or will require Parent or its Affiliates to employ any Person after the Closing.

          (k) Except as expressly provided herein or as set forth on Schedule 6.8, the consummation of the transactions contemplated by this Agreement will not (i) entitle any employee to severance pay, unemployment compensation or any similar payment, or (ii) accelerate the time of payment or vesting, or increase in the amount, of any compensation due to any employee or any director or former employee of the Company, or (iii) renew or extend the term of any agreement regarding compensation for an employee which, in the case of (i), (ii) or (iii) above, would create any liability to the Company, or Parent, or its Affiliates after the Effective Date. No payment or benefit which may be made by the Company or any of its Affiliates with respect to any employee will be classified as an "excess parachute payment" within the meaning of Section 280G(b)(1) of the Code.

          6.9 Compliance with Applicable Laws

          (a) Except as set forth on Schedule 6.9, the Company and its Company Subsidiaries hold all permits, licenses, franchises, variances, exemptions, concessions, leases, instruments, orders and approvals (the "Company Permits") of all Governmental Entities required to be held by them, except for such Company Permits the failure of which to hold, individually or in the aggregate, does not have and, in the future is not likely to have, a Company Material Adverse Effect. All of the Company Permits that are Franchises are listed on
Schedule 6.9-A. Except as set forth on Schedule 6.9, to the Knowledge of the Company, the Company and its Company Subsidiaries are in compliance in all material respects with the terms of the Company Permits. The Company and the Company Subsidiaries have not received, nor do they have written notice that they shall receive, from any Governmental Entity a preliminary assessment that a Company or Company Subsidiary Franchise should not be renewed as provided in
Section 626(c)(1) of the Communications Act. Except as set forth on Schedule 6.9, the Company and the Company Subsidiaries have timely filed notices of renewal in accordance with the Communications Act with all Governmental Entities with respect to each Company and Company Subsidiary Franchise expiring within 30 months of the date of this Agreement. Such notices of renewal have been filed pursuant to the formal renewal procedures established by Section 626(a) of the Communications Act. Except as set forth on Schedule 6.7 or Schedule 6.9, as of the date hereof, no Governmental Entity has commenced, or given written notice that it intends to commence, a proceeding to revoke or suspend a Company or

Company Subsidiary Franchise. Except as set forth on Schedule 6.9, the businesses of the Company and its Company Subsidiaries are not being conducted in violation of any Legal Requirement, except for such violations which, individually or in the aggregate, would not have a Company Material Adverse Effect. Except as set forth on Schedule 6.7 or Schedule 6.9, no investigation or review by any Governmental Entity with respect to the Company or any of its Company Subsidiaries is pending, or, to the Knowledge of the Company, threatened, nor has any Governmental Entity indicated to the Company an intention to conduct the same.

          (b) The Company and each of its Company Subsidiaries have made all submissions (including, without limitation, registration statements) required under the Communications Act of 1934, as amended, and the applicable rules and regulations thereunder (collectively, the "Communications Act"), the Securities Act and the Exchange Act, except for such submissions the failure of which to make would not, individually or in the aggregate, have and, in the future are not reasonably likely to have, a Company Material Adverse Effect.

          (c) Without limiting the generality of the foregoing: (i) each of the Company and its Company Subsidiaries is in compliance, in all material respects, with the specifications set forth in Part 76, Subpart K of the rules and regulations of the FCC, Section 111 of the U.S. Copyright Act of 1976 and the applicable rules and regulations thereunder issued by the U.S. Copyright Office and the Communications Act, including provisions of any thereof pertaining to signal leakage, and all other applicable Legal Requirements relating to the construction, maintenance, ownership and operation of the assets (including the cable systems) and business of each of the Company and its Company Subsidiaries and (ii) each cable system of the Company and each of its Company Subsidiaries (a "System") is in compliance in all material respects with the provisions of the Communications Act as such Legal Requirements relate to the operation of such System. Each of the Company and its Company Subsidiaries has complied in all material respects with the must carry and retransmission consent provisions of the Communications Act as they relate to their Systems.

          (d) Each of the Company and its Company Subsidiaries is using reasonable good faith efforts to establish rates charged to subscribers that are allowable under the Communications Act and any authoritative interpretation now in effect. The Company has delivered to Parent complete and correct copies of all FCC Forms relating to rate regulation filed by the Company and its Company Subsidiaries with respect to their Systems, and of all correspondence with any Governmental Entity relating to rate regulation generally or specific rates charged to subscribers with respect to their Systems, including copies of any complaints filed with the FCC with respect to any rates charged to subscribers of their Systems, and any other documentation supporting an exemption from the rate regulation provisions of the Communications Act claimed by each of the Company and its Company Subsidiaries with respect to any of their Systems. To the Knowledge of the Company, Schedule 6.9 hereto identifies all rate complaints and all appeals of local rate orders of the Company and its Company Subsidiaries which are pending at the FCC. Neither the Company nor any of its Company Subsidiaries has received any written or oral notice from any Governmental
Entity with respect to an intention to enforce customer service standards pursuant to the Communications Act and none of the Company or any of its Company Subsidiaries has agreed with any Governmental Entity to establish customer service standards that exceed the customer service standards promulgated pursuant to the Communications Act. Except as set forth on Schedule 6.9, none of the Company or any of its Company Subsidiaries has made any election with respect to any cost of service proceeding conducted in accordance with Part
76.922 of Title 47 of the Code of Federal Regulations or any similar proceeding with respect to any of their Systems (a "Cost of Service Election"). Except as set forth on Schedule 6.9, none of the Company or any of its Company Subsidiaries has entered into or is subject to any "social contract" or other proposed resolution with the FCC with respect to rates charged for cable television services in their Systems and is not currently negotiating or anticipating entering into or being subject to the same.

          6.10 Tax Matters.

          (a) Except as set forth on Schedule 6.10, the Company and each of its Subsidiaries have timely filed (including extensions) all Tax returns required to be filed by any of them, and the information contained in such Tax returns is true, complete and accurate in all material respects. All Taxes claimed by the Company and each of its Subsidiaries to be owed in respect of the periods covered by such returns have been timely paid by the Company or its Subsidiaries, or the Company has set up an adequate reserve for the payment of such Taxes. For the purposes of this Agreement, the terms "Tax" and "Taxes" will include all federal, state, local and foreign income, profits, estimated, franchise, gross receipts, payroll, sales, employment, use, property, withholding, escheat, excise and other taxes, duties and assessments of any nature whatsoever together with all interest, penalties and additions imposed with respect to such amounts.

          (b) Neither the Company nor any Subsidiary of the Company is delinquent in the payment of any Tax, assessment or governmental charge. Except as set forth on Schedule 6.10, no deficiencies for any Taxes have been proposed, asserted or assessed against the Company or any of its Subsidiaries that have not been finally settled or paid in full, and no requests for waivers of the time to assess any such Tax are pending.

          (c) Except as set forth on Schedule 6.10, the amount of Taxes reflected as a liability on the audited consolidated financial statements of the Company as of December 31, 1998 including all notes therein (the "Financial Statements") is a full and adequate reflection of the amount of accrued and unpaid Taxes with respect to the Company and its Subsidiaries for all taxable periods (or portions of taxable periods) through and including December 31, 1998.

          (d) With  respect to the stock,  securities  and assets  described  in
Section  8.4,  as  of  the  date  hereof,   there  have  been  no  "intercompany
transactions" giving rise to any "deferred intercompany transaction gain" pursuant to the Treasury regulations issued under Section 1502 of the Code.

          (e) [intentionally omited]

          (f) As of the date hereof, to the Knowledge of the Company, the representations set forth in the numbered paragraphs of the form of Certificate of the Company attached as Schedule 6.10(f) are true and correct in all material respects, assuming for purposes of this representation and warranty that the Merger referred to in such form had been consummated on the date hereof.

          (g) Except as set forth on Schedule 6.10 or as a result of the Merger or the transactions described in Article VIII, since the date of the Financial Statements, the Company and its Subsidiaries have not incurred or accrued any liability for any Taxes (whether fixed or contingent) except for those Taxes incurred or accrued in the ordinary course of business of the Company and its Subsidiaries.

          6.11 Environmental Laws. Except as described on Schedule 6.11, the Company has not generated, stored, used, treated, handled, discharged, released or disposed of any flammable, explosive or radioactive materials, toxic substances or other hazardous substances or wastes on, under or about any assets of the Company that have had or could reasonably be expected to result in a Company Material Adverse Effect. Except as set forth in Schedule 6.11, to the Knowledge of the Company no release of hazardous substances or wastes outside of any real property owned, leased or otherwise used by the Company has entered or threatened to enter any such property that has had or could reasonably be expected to result in a Company Material Adverse Effect and, there is not any claim pending or, to the Knowledge of the Company, threatened based upon any environmental laws arising from any condition of the land adjacent to or surrounding any such property. Except as set forth in Schedule 6.11, no claim or investigation based on any applicable environmental laws has been asserted or conducted in the past or is currently pending or, to the Knowledge of the Company, threatened with respect to any real property owned, leased or otherwise used by the Company. Except as set forth in Schedule 6.11, (i) no aboveground or underground storage tanks containing hazardous substances or hazardous waste are currently or have been located at any of the real property owned, leased or otherwise used by the Company during the term of the Company's ownership, lease or use or, to the Company's Knowledge, prior to such ownership, lease or use,
(ii) no real property owned, leased or otherwise used by the Company has been used at any time during the term of the Company's ownership, lease or use or, to the Company's Knowledge, prior to such ownership, lease or use as a gasoline service station or any other facility for storing, pumping, dispensing or producing gasoline or other petroleum products or wastes and (iii) to the Knowledge of the Company no building or other structure on any real property owned, leased or otherwise used by the Company contains asbestos, asbestos-containing material or material presumed to be asbestos containing material under any environmental law, except in the case of any of the foregoing
(i) through (iii) where such would not have, individually or in the aggregate, a Company Material Adverse Effect. The Company has made available to Parent true and complete copies of all (i) environmental audits, investigations, studies or reports with respect to any real property owned, leased or otherwise used by the Company that have been performed by or at the direction or on behalf of the Company or that are in the Company's possession, (ii) notices or other materials in the Company's possession from Governmental Entities having the power to administer or enforce any applicable environmental laws relating to current or past ownership, use or operation of or activities at any real property owned, leased or otherwise used by the Company and (iii) materials in the Company's possession relating to any claim, allegation or action by any Person (other than any Governmental Entities) under any applicable environmental law. For the purpose of this Section, "hazardous substances," "hazardous waste" and "asbestos-containing material" will have the meanings set forth in the Comprehensive Environmental Response, Compensation and Liability Act of 1980 and any applicable State law.

          6.12 Intellectual Property. To the Knowledge of the Company, the conduct of its business does not infringe, in any material way, upon the patents, trademarks, copyrights, trade names or other intellectual property rights, domestic or foreign, of any Person. Except as set forth on Schedule 6.12, no Person has asserted any claim to the Company with respect to any such infringement.

          6.13 Material Contracts. Except as set forth on Schedule 6.13 or as disclosed in the Company SEC Filings, the Company or any of its Company Subsidiaries is not a party to any of the following:

               (i) any agreement concerning a partnership or joint venture;

               (ii) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $1,000,000 or under which it has imposed a security interest on any of its assets, tangible or intangible;

               (iii) any noncompetition agreement restricting activities by the Company or any of its Subsidiaries;

               (iv) any agreement with any Affiliates of the Company or with AT&T or Affiliates of AT&T or with @Home;

               (v) any agreement under which the consequences of a default or termination could have a Company Material Adverse Effect; or

               (vi) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $5,000,000.

The Company has delivered to Parent a correct and complete copy of each written agreement listed in Schedule 6.13. The Company is not, and to the Knowledge of the Company no other party is, in default under, and no event has occurred which with notice or lapse of time would constitute a material breach or default, or permit termination, modification, or acceleration, under each such agreement.

          6.14 Year 2000 Readiness. The Company has established a Year 2000 Remediation Program on or before the Effective Date.

          6.15 Financial Advisor. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company, the Stockholders or their respective Affiliates, other than such fees payable by the Stockholders or their Affiliates.

          6.16 Lenfest International, Inc. Lenfest International, Inc. has no assets other than the cash in the Lenfest International Separate Account and no liabilities other than tax liabilities arising out of the sale of the stock of Videopole and of United Pan-European Communications, N.V.

                                  ARTICLE VII
                                  -----------

                     CONDUCT OF BUSINESS PENDING THE MERGER

          7.1 Conduct of Business by the Company Pending the Merger. Prior to the Effective Date, unless Parent otherwise agrees in writing:

               (i) the Company will, and will cause its Company Subsidiaries to, carry on their respective businesses in the ordinary course, and use their reasonable best efforts to preserve intact their present business organizations and preserve their relationships with customers, suppliers and others having business dealings with them;

               (ii) the Company will not (A) sell or pledge or agree to sell or pledge any capital stock owned by it in any of its Company Subsidiaries,
     (B) amend or propose to amend its Certificate of  Incorporation or By-laws,
     (C) split, combine or reclassify its outstanding capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of capital stock of the Company, declare, set aside or pay any dividend or other distribution payable in cash, stock or property, (D) directly or indirectly redeem, purchase or otherwise acquire or agree to redeem, purchase or otherwise acquire any shares of capital stock of the Company, or (E) agree to do any of the foregoing;

               (iii) except as contemplated hereby, the Company will not, and will cause its Company Subsidiaries not to, (A) issue, deliver or sell or agree to issue, deliver or sell any additional shares of, or rights of any kind to acquire any shares of, its capital stock of any class, or any option, rights or warrants to acquire, or securities convertible into, shares of capital stock or any stock appreciation rights or similar rights,
     (B) acquire, lease or dispose of or agree to acquire, lease or dispose of any capital assets or any other assets, other than any acquisition, lease or disposition that is, individually or in the aggregate, immaterial in amount, whether or not in the ordinary course of business and in the case of any such acquisition, that is acquired by a Company Subsidiary; (C) create, assume or incur any additional indebtedness for borrowed money or mortgage, pledge or subject to any Lien any of its assets, except pursuant to credit facilities in effect as of the date hereof, or enter into any other material transaction other than in each case in the ordinary course of business consistent with past practice; (D) make any payments with respect to any indebtedness of the Company or its Subsidiaries except for such payments that are permitted to be made without penalty or are scheduled to come due prior to the Effective Date; (E) except as permitted in Subsection (B), acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, except that the Company may acquire new Franchises, or interests therein, in the ordinary course of business; or (F) agree to do any of the foregoing;

               (iv) except as provided in Section 8.5, the Company will not, and will cause the Company Subsidiaries not to, except as required to comply with applicable law or existing contracts or plans, (A) adopt or terminate or amend any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation rights, pension, retirement, deferred compensation, employment or other Company Benefit Plan, agreement, trust, fund or other arrangement for the benefit or welfare of any director, officer or current or former employee, (B) increase or decrease in any manner the compensation or fringe benefit of any director, officer or employee (except for normal increases in the ordinary course of business consistent with past practice), (C) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or Company Benefit Plan (except for such awards made in the ordinary course of business consistent with past practice unless such award is otherwise prohibited under Section 7.1(iii)(A)), (D) take any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or Company Benefit Plan (except for such actions made in the ordinary course of business consistent with past practice) or (E) agree to do any of the foregoing;

               (v) the Company will not, and will cause its Company Subsidiaries not to, make any affirmative election with respect to any cost of service proceeding conducted in accordance with Part 76.922 of Title 47 of the Code of Federal Regulations or any similar proceeding;

               (vi) the Company will duly and timely file a valid notice of renewal under Section 626 of the Cable Communications Policy Act of 1984, as amended, with the appropriate Governmental Entity with respect to any Franchise of the Company or its Company Subsidiaries that will expire within 36 months after any date between the date hereof and the Effective Date;

               (vii) the Company will not, and will cause its Subsidiaries not to, take, or agree in writing or otherwise to take, any actions that would
     (A) make any representation or warranty of the Company contained in this Agreement untrue or incorrect in any material respect or (B) result in any of the conditions of this Agreement set forth in Section 9.3 not being satisfied as of the Effective Date;

               (viii) the Company will consult with Parent concerning, and permit Parent to participate in, any proceedings for or negotiations with respect to (A) any Franchise that is subject to renewal between the date of this Agreement and the Effective Date and (B) obtaining the consent of any Governmental Entity with respect to the transfer of ownership or control of any Franchise in connection with the transactions contemplated by this Agreement;

               (ix) the Company will not, and will cause its Company Subsidiaries not to, amend, alter or otherwise modify the provisions of, or agree to undertake any obligation not required to be performed under, the provisions of any Franchise of the Company that would materially increase the obligations of the Company under such Franchise if included as an amendment thereto;

               (x) the Company will not, and will cause its Company Subsidiaries not to, (A) make any new loans, contributions or other advances to any Distributed Subsidiary or relating to any Distributed Assets which, when aggregated with all other such loans, contributions or other advances made after May 4, 1999, would exceed $30,000,000, other than the contribution of intercompany indebtedness which indebtedness arose prior to May 4, 1999 as contemplated by Section 8.4, or (B) enter into any material contract that will not be subject to termination by the Company or such Company Subsidiary within one year after Closing without cost or amend in any material respect any material contract, or (C) acquire or sell any Marketable Shares, any General Instrument Corp. stock, or any beneficial interest, options, warrants or similar instruments with respect to such stock or (D) enter into any contract for the provision of telephony or high-speed data services over cable except if required by law or (E) grant any retransmission consent except if required by law or obligations existing as of the date hereof to do so or (F) enter into any agreement with any Affiliate of the Company or with AT&T or any of its Affiliates;

               (xi) the Company will (A) maintain its books, accounts and records in the usual and regular manner, in accordance with past accounting practices, consistently applied, and (B) not make or rescind any express or deemed election relating to Taxes, settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, change any of its methods of reporting income or deductions for federal income tax purposes or file (other than in a manner consistent with past practice) any Tax return;

               (xii) the Company will design and implement all cable system upgrade activities and capital expenditures (A) until December 31, 1999 in accordance with its Capital Budget and (B) thereafter in accordance with its regularly prepared capital budget, in each case consistent with the specifications approved by Parent, subject to the Company's ability to finance the same under its applicable credit facilities;

               (xiii) the Company will not, and will cause its Affiliates not to, contribute or otherwise transfer any cash to or from the Lenfest International Separate Account except as may be required in connection with any purchase price adjustment arising out of the sale of stock of United Pan-European Communications, N.V. or any investment or reinvestment of the proceeds therefrom;

               (xiv) the Company will not, and will cause its Subsidiaries not to, acquire or sell any Marketable Shares, any General Instrument Corp. stock, or any beneficial interest, options, warrants or similar instruments with respect to such stock;

               (xv) if so requested by Parent after December 31, 1999, the Company will terminate the DIVA Agreement to the extent permitted by the terms thereof, such termination to be effective upon the Merger; and

               (xvi)  the  Company   will  not,   and  will  cause  the  Company
     Subsidiaries not to, increase the number of headends covered by the agreements referred to on Schedule 8.10, items 7 and 8.

Nothing in this Section 7.1 will prevent the Company from engaging in any transaction with Company Subsidiaries or prevent the Company Subsidiaries from engaging in any transaction with other Company Subsidiaries.

                                  ARTICLE VIII
                                  ------------

                              ADDITIONAL AGREEMENTS

          8.1 Access and Information. The Company and its Company Subsidiaries will afford to Parent and to Parent's accountants, counsel and other representatives reasonable access during normal business hours (and at such other times as the parties may mutually agree) throughout the period prior to the Effective Date to all of the Company's and the Company Subsidiaries' properties, books, contracts, commitments, records and personnel; provided, however, that in exercising such right of access Parent and its accountants, counsel and other representatives will use their reasonable efforts to not disrupt the business operations of the Company and the Company Subsidiaries. During such period, the Company and its Company Subsidiaries and Parent will furnish promptly to the other a copy of each report, schedule and other document filed or received by it pursuant to the requirements of federal or state securities laws to the extent it relates to the Company, the Company Subsidiaries or the transactions contemplated hereby.

          8.2 FYI. At the Closing, the Lenfest Stockholders will acquire the FYI business (which consists of production of a photoclassified cable television channel with some infomercials with other information on same screen, such as weather, time, stock quotes, etc.), including the assets set forth on Schedule
8.2 (which assets are owned of record by Lenfest Advertising, Inc. but used primarily by FYI) for a price of $3,000,000 in cash at Closing (or as an adjustment in such amount to the Lenfest Stockholder Stock Merger Consideration (valued at the Share Valuation) if the Stockholders Representative so elects by written notice to such effect delivered to Comcast not later than 10 business days prior to Closing (the "FYI Payment Option")). At the Closing, Parent and the appropriate FYI entity will enter into the affiliation agreement with FYI in the form attached hereto as Exhibit A.

          8.3 NuStar and Telestar, etc.. At the Closing, Parent (or its Subsidiaries) and the appropriate Affiliate of the Company will enter into agreements with the Distributed Subsidiaries (or Successor Entities) in the forms attached hereto as Exhibit B and Exhibit C.

          8.4 Distribution of Boot and Additional Parent Stock.

          (a) As of the Effective Date, by virtue of the Merger, the Lenfest Stockholders shall receive, in the aggregate, the following as additional consideration in exchange for their Company Common Stock: (i) the assets described as "Distributed Assets" in Schedule 8.4, and (ii) the Subsidiaries of the Company described as "Distributed Subsidiaries" in Schedule 8.4 including all assets and liabilities of such Distributed Subsidiaries; provided, however, that in lieu of receiving one or more of such Distributed Subsidiaries the Lenfest Stockholders may elect to receive a distribution of limited liability company membership interests or partnership interests in one or more limited liability companies or partnerships that are successors to such Distributed

Subsidiaries and hold all the assets and are responsible for all the liabilities of such Distributed Subsidiaries ("Successor Entities"). Such additional consideration shall be distributed to the Lenfest Stockholders or their designees in proportion to the ownership of Company Common Stock by each Lenfest Stockholder as determined immediately prior to the Merger. Any reference to a Distributed Subsidiary in this Agreement shall include a reference to the applicable Successor Entity, if any.

          (b) Prior to the Effective Date, all intercompany indebtedness (including all accrued interest thereon) owed by any of the Distributed Subsidiaries to the Company or any of its Subsidiaries will be contributed to the capital of such Distributed Subsidiaries.

          (c) All elections given to the Lenfest Stockholders under this Section
8.4 shall be made by the Stockholders Representative on behalf of the Lenfest Stockholders, and shall be effective if notice of such election is provided to Parent not less than seven days prior to the Effective Date.

          (d) All Distributed Assets and the Distributed Subsidiaries (or, if applicable, the interests in Successor Entities) shall be distributed as is, where is and subject to no title or other warranties (including express or implied warranties of any sort, all of which are disclaimed) and will be distributed subject to all obligations, indebtedness and liabilities owed by each Distributed Subsidiary (or, in the case of Distributed Assets, by the Company or any Subsidiaries) to parties other than the Company and its Subsidiaries as of the Closing. Any agreement or arrangement (whether oral or written) between any Distributed Subsidiary and the Company or its Company Subsidiaries will be terminated to the extent required by Section 8.10.

          (e) It is agreed and acknowledged that the personal property of H.F. Lenfest may be removed by him or his representatives before or after the Closing from premises owned by the Company and its Subsidiaries. Neither the Company, its Subsidiaries, Parent, Sub, the Stockholders or their respective Affiliates will have any responsibility for any damages or losses to such items.

          (f) Sub agrees that it will take all actions reasonably necessary to effect a one-time transfer of the total vested and unvested account balances of the participants in The Lenfest Group Retirement Plan (the "LCI Plan") who are or become employed by a Distributed Subsidiary or Successor Entity (the "Distributed Employee Accounts") on or after the Closing Date to the 401(k) plan established by the Distributed Subsidiaries or Successor Entities (the "Distributed Subsidiary Plan"), such transfer to occur within a reasonable period of time after the Closing. Such transfer will be in cash, except that the portion of the Distributed Employee Accounts representing outstanding participant loans will be distributed in the form of promissory notes, based on the value of the Distributed Employee Accounts as of the valuation date under the LCI Plan immediately preceding the date of the transfer. The transfer shall only be made if the Distributed Subsidiaries agree to take all steps necessary to cause the transfer of assets and liabilities from the LCI Plan to the Distributed Subsidiary Plan and to ensure, in accordance with Section 411(d)(6) of the Code, that no participant will receive an accrued benefit under the Distributed Entity Plan less than the accrued benefit the participant would be entitled to receive under the LCI Plan as of the date immediately prior to the date the transfer occurs. The transfer will be accomplished in full compliance with the applicable provisions of ERISA, the Code, and regulations and rulings promulgated thereunder. Sub agrees to provide to the Distributed Subsidiaries in a timely manner all information for each Distributed Employee Account, including accrued benefits under the LCI Plan as the date of transfer (or most recent valuation date coincident with or prior to such date), vesting service and any other employee or contribution information required by the Distributed Subsidiaries to determine the accounting for and benefits payable from the Distributed Subsidiary Plan. Sub and the Distributed Subsidiaries each will be solely responsible for their respective costs and expenses relating to, or arising from, the transfer. The form of the Distributed Subsidiary Plan document shall qualify under Code Section 401(a) and the Distributed Subsidiary Plan will not be amended or operated in such a manner as would result in the disqualification of the Distributed Subsidiary Plan. No provision of this Section shall create any right or benefit in any person not a party to this Agreement.

          (g) Schedule 8.4(g) lists the assets of StarNet, Inc. which are owned of record by Lenfest Advertising, Inc. and used primarily in the business of StarNet, Inc. and will be transferred to StarNet, Inc. on or before the Effective Date.

          8.5 Employee Arrangements.

          (a) Prior to the Effective Date, the Company shall adopt the bonus plan (the "Bonus Plan") as previously agreed among the parties. The Company and Sub shall make the Bonus payments at the times, in the amounts and to the persons specified in the Bonus Plan, subject to the satisfaction of any condition thereto described therein.

          (b) Sub shall pay severance benefits to certain individuals currently employed by the Company and/or its Company Subsidiaries in accordance with the terms specified on Schedule 8.5(b)(i). Notwithstanding anything to the contrary in this Agreement, no severance benefits will be payable by Sub to any person listed on Schedule 8.5(b)(ii) who shall become an employee of the Distributed Subsidiaries after the date hereof, nor shall any severance benefits be payable to any person who is a "disqualified individual" within the meaning of Section 280G(c) of the Code unless the Company has complied with the requirements of
Section 8.5(c) below with respect to such severance benefits.

          (c) The Company shall comply with the shareholder approval requirements of Section 280G(b)(5)(B) of the Code with respect to all payments to be made in connection with the transactions contemplated hereby that would otherwise constitute "parachute payments" within the meaning of Section 280G of the Code and shall comply with any other requirements necessary for such payments not to constitute "parachute payments" within the meaning of Section 280G of the Code.

          8.6 Year 2000 Readiness Covenants. The Company shall maintain its Year 2000 Remediation Program, which has previously been reviewed by Parent, pursuant to which all the Company's material Computer and Other Systems will be evaluated, remedied and tested on an expedited basis. The Company will allow Parent, Sub and their representatives to continuously monitor the efforts of the Company toward achieving Year 2000 Readiness, including making available to Parent and Sub and their representatives copies of all internal or external reports, memoranda or other materials regarding its Year 2000 Remediation Program and all inventory, testing and other implementation activities and results. If Parent determines that it is not satisfied with the Company's progress on becoming Year 2000 Ready, Parent may elect, by written notice to the Company to such effect, to manage such activities on behalf of the Company, and the Company will cooperate fully with Parent in such efforts. If Parent makes the election in the preceding sentence, expenses for Parent personnel and consultants associated with such Parent efforts will be borne by Parent. If this Agreement is terminated, Parent will reimburse the Company for any equipment purchased at the direction of Parent to make the Company and its Company Subsidiaries Year 2000 Ready.

          8.7 Indemnification. Parent agrees that all rights to indemnification existing in favor of the directors, officers or employees of the Company and Company Subsidiaries as provided in the Company's and its Company Subsidiaries' Certificates of Incorporation and By-Laws with respect to matters occurring through the Effective Date will survive the Merger. Parent will cause the Surviving Corporation to continue to provide indemnification to the employees, officers and directors of the Company to the fullest extent permitted under applicable law for a period of at least six years after the Effective Date.

          8.8 Actions by the Parties.

          (a) Subject to the terms and conditions of this Agreement, Parent will use its reasonable efforts to promptly (i) take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement as soon as practicable, including, without limitation, preparing and filing as promptly as practicable all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents, and (ii) obtain and maintain all approvals, consents, registrations, permits, authorizations and other confirmations required to be obtained from any third party that are necessary, proper or advisable to consummate the Merger and the other transactions contemplated by this Agreement. In connection with the foregoing, each of the other parties hereto will cooperate with and assist Parent. Subject to the terms and conditions of this Agreement, with respect to matters that are within the Company's power or control, the Company will use its reasonable efforts to, and with respect to matters that are within the sole power or control of any Stockholder, such Stockholder shall use reasonable efforts to, and the Stockholders will, taking into account their respective rights within the Company, use reasonable efforts to cause the Company to, promptly (i) take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement as soon as practicable, including, without limitation, preparing and filing as promptly as practicable all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents and (ii) obtain and maintain all approvals, consents, registrations, permits, authorizations and other confirmations required to be obtained from any third party that are necessary, proper or advisable to consummate the Merger and the other transactions contemplated by this Agreement. At Parent's request, Company will commit to and implement any divestiture, hold separate, contribution to a trust or similar transaction or action with respect to any asset, Franchise, license or business of the Company, which commitment and implementation may, at the Company's option, be conditioned upon and effective as of the Effective Date. Any such arrangement may, at the request of

Parent, include a management agreement pursuant to which Parent will manage the assets or business subject to such arrangement.

          (b) In furtherance and not in limitation of the foregoing, each of Parent and the Company agrees to (i) make any appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby as promptly as practicable and in any event within ten business days of the date hereof, (ii) supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act, (iii) use reasonable best efforts to resist the issuance or continuance of any injunction which would prevent the consummation of the transactions contemplated by this Agreement and (iv) use reasonable efforts to complete the review process under the HSR Act to permit the consummation of the Merger including, but not limited to, causing the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable.

          8.9 No Solicitation. Simultaneously with the execution and delivery of this Agreement the Stockholders of the Company have unanimously consented to the Merger and accordingly, the directors and officers of the Company have no fiduciary duties to the Stockholders with respect to any Acquisition Proposal that may be received by the Company. The Company and its Subsidiaries and their respective officers, directors, representatives or agents will not take any action to (i) initiate the submission of any Acquisition Proposal, (ii) enter into any agreement with respect to any Acquisition Proposal or (iii) participate in negotiations with any Person in connection with any Acquisition Proposal. The Company will promptly communicate to Parent any solicitation or inquiry received by the Company and the terms of any proposal or inquiry that it may receive in respect of any Acquisition Proposal, or of any such representatives of information requested from it or of any such negotiations or discussions being sought to be initiated with the Company. "Acquisition Proposal" means any proposed (A) merger, consolidation or similar transaction involving the Company,
(B) sale, lease or other disposition directly or indirectly by merger, consolidation, share exchange or otherwise of all or any substantial part of the assets of the Company or its Subsidiaries, (C) issuance, sale or other disposition of securities representing 10% or more of the voting power of the Company Common Stock or (D) any transaction in which any Person will acquire beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange
Act), or the right to acquire beneficial ownership or any "group" (as such term is defined under the Exchange Act) will have been formed which beneficially owns or has the right to acquire beneficial ownership of 10% or more of the outstanding Company Common Stock.

          8.10 Affiliate Agreements. Except as described on Schedule 8.10 and except for the arrangements contemplated by Exhibits A, B, C and G hereto, at or prior to the Closing the Company will terminate any agreement or arrangement (whether oral or written) between the Company or any of its Company Subsidiaries, on the one hand, and (i) any Stockholder or any of its Affiliates,
(ii) any relative of H.F. Lenfest, or (iii) any Distributed Subsidiary, on the other hand in each case without cost to the Company. The parties hereto hereby acknowledge that, upon the Merger, any agreement between SSI and the Company and/or the Company Subsidiaries providing for affiliation with certain Affiliates of AT&T Broadband & Internet Services shall terminate.

          8.11 Use of 200 Cresson Boulevard. After Closing, H.F. Lenfest and Maryann Bryla, and their assistants shall have the right, without charge, to continue to use the spaces they presently occupy at 200 Cresson Boulevard, Oaks, Pennsylvania, and telephone and computer service for a period of up to three months after the Effective Date.

          8.12 Use of 1332 Enterprise Drive. After the Closing, Sub and its Affiliates will have the right to continue to occupy 1332 Enterprise Drive, West Chester, Pennsylvania during the transition of the advertising sales business of the Company. At the Closing, Parent will, or will cause one or more of its Affiliates to, execute and deliver the lease attached hereto as Exhibit G. After the Closing, the Lenfest Stockholders will cause StarNet (or the applicable Successor Entity) and its employees to cooperate during such transition. Parent or an Affiliate of Parent will promptly reimburse StarNet (or the applicable Successor Entity) for the use of StarNet's employees based on the allocable share of such expenses during such transition, as reasonably determined by StarNet (it being understood that Parent is not obligated to use any StarNet employees under this Section 8.12 and will only be required to share such expenses to the extent it uses such employees). The allocation as determined by StarNet will be subject to audit by Parent or an Affiliate.

          8.13 Employee Cable Service. For a period of three years following Closing, Sub will provide basic and standard and one premium cable service, free of charge, to individuals who from time to time are employees of the Distributed Subsidiaries or Successor Entities and who reside within the service area of Suburban or Parent's Subsidiaries in the Philadelphia and HLLY DMAs. Notwithstanding the preceding sentence, at no time will the Company be required to provide such free service to more than 500 employees of the Distributed Subsidiaries or Successor Entities. A list of additions and deletions to the employee lists will be provided to Sub on a quarterly basis. Any person receiving this free service must be an employee of a Distributed Subsidiary or a Successor Entity.

          8.14 Transitional Use of Lenfest Name. For a period of 180 days after the Closing, Sub and the Company Subsidiaries will be entitled to use the trademarks, trade names, service marks, service names, logos and similar proprietary rights that incorporate the name "Lenfest" on a royalty-free basis, provided that such entities remove all such names, marks, logos and similar proprietary rights that incorporate the name "Lenfest" from their assets as soon as reasonably practicable, and in any event within 180 days, following the Closing. Thereafter the Lenfest Stockholders will have the exclusive right to use the name "Lenfest" and all derivations thereof. Notwithstanding the foregoing, nothing in this Section will require removal or discontinuation of the use of any such name or mark that is affixed to converters or other items in customer homes or properties on the Effective Date.

          8.15 Tax Matters. Neither the Company nor Parent nor Sub shall take any action that would cause its (or in the case of Sub, Parent's) respective representations set forth in the forms of certificates attached hereto as Schedules 4.7 and 6.10(f) not to be true in all material respects from and after the date hereof until the Effective Date.

          8.16 Company Claims. The Company represents and warrants that it has not sold, assigned or otherwise conveyed any claims the Company may have with respect to warrants issued by @Home to Affiliates of TCI Lenfest and agrees that, upon the Merger, any such claims shall be terminated, released and waived.

          8.17 Registration Rights. At the Closing, Parent and TCI Lenfest will execute and deliver the TCI Lenfest Registration Rights Agreement on the terms set forth in Exhibit E hereto.

          8.18 Lenfest MCN Valuation. Parent and the Company shall retain an appraiser (mutually satisfactory to each of them) to render, prior to the Effective Date, an appraisal of Lenfest MCN, Inc. (the "Lenfest MCN Valuation"). The Stockholders Representative shall have the option of paying the Lenfest MCN Adjustment in cash at Closing, in which case the amount of the Lenfest MCN Adjustment for the purpose of Section 3.1 shall be zero.

                                   ARTICLE IX
                                   ----------

                              CONDITIONS PRECEDENT

          9.1 Conditions to Each Party's Obligations. The respective obligations of each party to consummate the transactions contemplated by this Agreement will be subject to the satisfaction of the following conditions:

          (a) No preliminary or permanent injunction or other order by any federal or state court in the United States which prevents the consummation of the transactions contemplated by this Agreement has been issued and remains in effect.

          (b) Any applicable waiting period under the HSR Act relating to the Merger has expired or been terminated.

          9.2 Conditions to Obligation of the Company Waivable Only by the Stockholders Representative and TCI Lenfest. The obligation of the Company to consummate the transactions contemplated by this Agreement will be subject to the satisfaction of the additional following conditions, unless waived by the Stockholders Representative and TCI Lenfest:

          (a) Parent and Sub have performed in all material respects their agreements contained in this Agreement and in any Transaction Document required to be performed on or prior to the Effective Date and the representations and warranties of Parent and Sub contained in this Agreement and in any Transaction Document are true without regard to any materiality qualification in those representations and warranties (except where the failure to be true, individually or in the aggregate, would not have a Parent Material Adverse Effect) when made and on and as of the Effective Date as if made on and as of such date (other than those which speak as of a specific date which must be true as of such specific date except where the failure to be true, individually or in the aggregate, would not have a Parent Material Adverse Effect).

          (b) Since the date hereof, no event or circumstance has occurred which has resulted in, or could reasonably be expected to result in, a Parent Material Adverse Effect.

          (c) Parent shall deliver to the Company at Closing a certificate of Parent dated the Effective Date, executed by the President, the Executive Vice President, any Senior Vice President or any Vice President of Parent, certifying that the conditions to consummate the transactions contemplated by this Agreement set forth in Sections 9.2(a) and 9.2 (b) have been satisfied.

          9.3 Conditions to Obligations of Parent and Sub. The obligations of Parent and Sub to consummate the transactions contemplated by this Agreement will be subject to the satisfaction at Closing of the additional following conditions, unless waived by Parent:

          (a) The Company and the Stockholders have performed in all material respects their agreements contained in this Agreement and in any Transaction Document required to be performed on or prior to the Effective Date and the representations and warranties of the Company and the Stockholders contained in this Agreement and in any Transaction Document are true without regard to any materiality qualification in those representations and warranties (except where the failure to be true, individually or in the aggregate, would not have a Company Material Adverse Effect) when made and on and as of the Effective Date as if made on and as of such date (other than those which speak as of a specific date which must be true as of such specific date except where the failure to be true, individually or in the aggregate, would not have a Company Material Adverse Effect).

          (b) Since the date hereof, no event or circumstance has occurred which has resulted in, or could reasonably be expected to result in, a Company Material Adverse Effect.

          (c) The Stockholders will deliver to Parent at Closing certificates representing all shares of Company Common Stock outstanding held by Stockholders, duly endorsed in blank or accompanied by duly executed stock powers in blank.

          (d) The Company shall deliver to Parent the following items, and the Company shall take the following actions, at the Closing.

               (i) Consents. The Company shall deliver to Parent at Closing consents of Governmental Entities, if any, which have been obtained regarding the transfer (including a transfer of control) of Franchises and FCC licenses held by the Company or any Company Subsidiaries in connection with the transactions contemplated by this Agreement, it being understood that obtaining any consents, legally required or otherwise, is not a condition to the obligations of Parent or Sub to consummate the transactions contemplated by this Agreement.

               (ii) Company's Closing Certificate. The Company shall deliver to Parent at Closing a certificate of the Company executed by the President or a Vice President of the Company, and shall cause the Stockholders to deliver their certificate(s) (in the case of TCI Lenfest, executed by an executive officer of TCI Lenfest), dated the Effective Date, certifying that the conditions to Parent's obligation to consummate the transactions contemplated by this Agreement set forth in Section 9.3(a) have been satisfied.

               (iii) Agreements. The parties thereto (other than Parent and its Subsidiaries) shall execute and deliver to Parent at Closing agreements in accordance with Exhibits A, B, C, D, E and G.

               (iv) Noncompetition Agreement. The Company shall deliver to Parent at Closing the Noncompetition Agreements in the forms of Exhibit H-1 and H-2 executed by the Lenfest Stockholders specified therein.

               (v) FCC Counsel Opinion. The Company shall deliver to Parent at Closing an opinion of FCC counsel to the Company, dated as of the Effective Date, substantially in the form of Exhibit J to this Agreement with only such changes thereto as are to matters which have not had, and could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, and subject to such assumptions and limitations as may be customary for legal opinions of such type.

          (e) Parent shall have received an opinion of Davis Polk & Wardwell, dated the Effective Date, to the effect that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, Davis Polk & Wardwell may receive and rely upon representations contained in certificates of the Company, Stockholders, Parent, Sub and others, in each case in form and substance reasonably acceptable to Davis Polk & Wardwell.

          9.4 Additional Condition to Obligations of the Company Waivable Only by TCI Lenfest. The obligations of the Company to consummate the transactions contemplated by this Agreement will be subject to satisfaction of the additional following conditions unless waived TCI Lenfest:

          (a) TCI Lenfest shall have received an opinion of Wachtell, Lipton, Rosen & Katz, dated the Effective Date, to the effect that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, Wachtell, Lipton, Rosen & Katz may receive and rely upon representations contained in certificates of the Company, Stockholders, Parent, Sub and others, in each case in form and substance reasonably acceptable to Wachtell, Lipton, Rosen & Katz.

          (b) Parent shall execute and deliver at Closing to TCI Lenfest the TCI Lenfest Registration Rights Agreement.

          9.5 Additional Conditions to Obligations of the Company Waivable Only by the Stockholders Representative. The obligations of the Company to consummate the transactions contemplated by this Agreement will be subject to satisfaction of the additional following conditions unless waived the Stockholders
Representative:

          (a) The Company shall have received an opinion of Saul, Ewing, Remick & Saul, LLP, dated the Effective Date, to the effect that the Merger will qualify as a reorganization within the meaning of Section 368 (a) of the Code. In rendering such opinion, Saul, Ewing, Remick & Saul, LLP may receive and rely upon representations contained in certificates of the Company, Stockholders, Parent, Sub and others, in each case in form and substance reasonably acceptable to Saul, Ewing, Remick & Saul, LLP.

          (b) The parties thereto (other than the Lenfest Stockholders, the Company and the Distributed Subsidiaries) shall execute and deliver at Closing agreements in accordance with Exhibits A, B and C.

          (c) Parent shall have performed in all material respects its agreements contained in the Lenfest Registration Rights Agreement required to be performed on or prior to the Effective Date; no conditions shall exist which have resulted in a material breach of or constitute (with or without due notice or lapse of time or both) a material default under the Lenfest Registration Rights Agreement; and the registration statement provided for therein shall have been declared effective under the Securities Act, and no stop order suspending the effectiveness of such registration statement shall be in effect and no proceedings for such purpose shall be pending or threatened before the Commission.


                                   ARTICLE X
                                   ---------

                        TERMINATION, AMENDMENT AND WAIVER

          10.1 Termination. This Agreement may be terminated at any time prior to the Effective Date:

          (a) by mutual written consent of the Stockholders Representative, TCI Lenfest and Parent;

          (b) by the Stockholders Representative, TCI Lenfest or Parent if the Closing does not occur on or before 11:59 p.m. (New York City time) on January 18, 2000, provided that the party seeking to terminate this Agreement (and, in the case of termination by the Stockholders Representative, the Company) has or have not breached its obligations hereunder in any material respect; and provided further that if the only conditions to Closing that have not as of such date been satisfied or waived are one or more of those contained in Section 9.1, the reference to January 18, 2000 in this paragraph will be changed to February 18, 2000;

          (c) by the Stockholders Representative or TCI Lenfest, provided that, in the case of a termination by the Stockholders Representative, the Company and the Lenfest Stockholders or, in the case of a termination by TCI Lenfest, TCI Lenfest have not breached any of their obligations hereunder in any material respect, if any of the conditions specified in Sections 9.1 or 9.2 have not been satisfied or waived by the Stockholders Representative and TCI Lenfest at such time as such condition is no longer capable of satisfaction;

          (d) by Parent, provided Parent has not breached any of its obligations hereunder in any material respect, if any of the conditions specified in Sections 9.1 or 9.3 have not been satisfied or waived by Parent at such time as such condition is no longer capable of satisfaction;

          (e) by TCI Lenfest, provided that TCI Lenfest has not breached any of its obligations hereunder in any material respect, if any of the conditions specified in Section 9.4 have not been satisfied or waived by TCI Lenfest at such time as such condition is no longer capable of satisfaction; or

          (f) by the Stockholders Representative, provided that the Lenfest Stockholders have not breached any of their obligations hereunder in any material respect, if any of the conditions specified in Section 9.5 have not been satisfied or waived by the Stockholders Representative at such time as such condition is no longer capable of satisfaction.

          Any termination by the Company in accordance with this Section 10.1 may be effected as specified in Section 251(d) of the DGCL.

          10.2 Effect of Termination. In the event of termination of this Agreement by either the Stockholders Representative, TCI Lenfest or Parent, as provided above, this Agreement will forthwith become void and (except for the intentional or willful breach of this Agreement by any party) there will be no liability on the part of any of the Company, Parent, Sub, or any Stockholder or their respective officers or directors or stockholders of Affiliates, except as specifically provided herein. The provisions of Sections 11.2 and 11.6 shall survive any termination.

          10.3 Waiver. At any time prior to the Effective Date, the parties, by or pursuant to action taken by their respective Boards of Directors in the case of any corporation (with the consent of TCI Lenfest, in the case of the Company), may (i) extend the time for the performance of any of the obligations or other acts of the other parties, (ii) waive any inaccuracies in the representations and warranties contained in this Agreement or in any documents delivered pursuant and (iii) waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver will be valid if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE XI
                                   ----------

                         GENERAL PROVISIONS; DEFINITIONS

          11.1 Notices. All notices or other communications under this Agreement will be in writing and will be given (and will be deemed to have been duly given upon receipt) by delivery in person or by fax (with receipt confirmed) or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

          If to the Company:

                 Lenfest Communications, Inc.
                 c/o The Lenfest Group
                 200 Cresson Blvd.
                 Oaks, PA  19456-0989
                 Attention:  H.F. Lenfest
                 Telephone No.:  (610) 650-3010
                 Telecopy No.:  (610) 650-3011

          With copies to:

                           Saul, Ewing, Remick & Saul, LLP
                           Centre Square West
                           1500 Market Street, 38th Floor
                           Philadelphia, PA  19102
                           Attention:  Thomas K. Pasch, Esq.
                           Telephone No.: (215) 972-7188
                           Telecopy No.:   (215) 972-1831

          and

                           Sherman & Howard L.L.C.
                           633 Seventeenth Street, Suite 3000
                           Denver, Colorado  80202
                           Attention:  Arlene S. Bobrow, Esq.
                           Telephone No.: (303) 299-8134
                           Telecopy No.:  (303) 298-0940

          and

                           Wachtell, Lipton, Rosen & Katz
                           51 West 52nd Street
                           New York, NY  10019
                           Attention:  Steven A. Rosenblum, Esq.
                                        Steven A. Cohen, Esq.
                           Telephone No.: (212) 403-1000
                           Telecopy No.:   (212) 403-2000

          If to Parent or Sub:

                           Comcast Corporation
                           1500 Market Street
                           Philadelphia, Pennsylvania  19102
                           Attention:  General Counsel
                           Telephone No.: (215) 981-7564
                           Telecopy No.:  (215) 981-7794

          With a copy to:

                           Davis Polk & Wardwell
                           450 Lexington Avenue
                           New York, New York  10017
                           Attention:  Ulrika Ekman
                           Telephone No.: (212) 450-4000
                           Telecopy No.:  (212) 450-4800

          If to TCI Lenfest:

                           AT&T Corp.
                           295 North Maple Avenue
                           Basking Ridge, NJ  07920
                           Attention:  Marilyn Wasser, Esq.
                                        Corporate Secretary
                           Telephone No.: (908) 221-6600
                           Telecopy No.:  (908) 221-4402

          and

                           AT&T Broadband & Internet Services
                           9197 South Peoria
                           Englewood, Colorado  80112
                           Attention:  Mary Willis, Esq.
                                        Legal Department
                           Telephone No.: (720) 875-4835
                           Telecopy No.:  (720) 875-5861

          With a copy to:

                           Sherman & Howard L.L.C.
                           633 Seventeenth Street, Suite 3000
                           Denver, Colorado  80202
                           Attention:  Arlene S. Bobrow, Esq.
                           Telephone No.: (303) 299-8134
                           Telecopy No.:  (303) 298-0940

          and

                           Wachtell, Lipton, Rosen & Katz
                           51 West 52nd Street
                           New York, NY  10019
                           Attention:  Steven A. Rosenblum, Esq.
                           Telephone No.: (212) 403-1000
                           Telecopy No.:   (212) 403-2000

          If to the Lenfest Stockholders:

                           H.F. Lenfest
                           2445 Oaks Circle
                           Huntingdon Valley, PA  19006
                           Telephone No.: (215) 657-1097
                           Telecopy No.:      (215) 657-0966

          With a copy to:

                           Saul, Ewing, Remick & Saul, LLP
                           Centre Square West
                           1500 Market Street, 38th Floor
                           Philadelphia, PA  19102
                           Attention:  Thomas K. Pasch, Esq.
                           Telephone No.: (215) 972-7188
                           Telecopy No.:   (215) 972-1831

or to such other addresses as any party may have furnished to the other parties in writing in accordance with this Section.

          11.2 Fees and Expenses. Whether or not the Closing occurs, all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement will be paid by the party incurring such costs and expenses, provided, however, that if Closing occurs, the reasonable costs and expenses of the Lenfest Stockholders up to $250,000 will be paid by TCI Lenfest.

          11.3 Publicity. So long as this Agreement is in effect prior to the Effective Date, the Company and Parent will consult with each other in issuing any press release or otherwise making any public statement with respect to the transactions contemplated by this Agreement. Neither the Company nor Parent will issue any such press release or make any such public statement without the prior written consent of the other parties, except as may be required by law or by obligations pursuant to any listing agreement with any national securities market. The commencement of litigation relating to this Agreement or the transactions contemplated hereby or any proceedings in connection therewith will not be deemed a violation of this Section 11.3.

          11.4 Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties will be entitled to enforce specifically the terms and provisions in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

          11.5 Amendment. This Agreement will be of no force or effect until executed and delivered by all of the parties. This Agreement may be amended, modified or cancelled, and the terms and conditions may be waived, only by a written instrument signed by the parties.

          11.6 Miscellaneous. This Agreement (including the Transaction Documents and the other documents and instruments referred to in this Agreement) and, as between Comcast and TCI Lenfest and its Affiliates, the Letter Agreement dated May 4, 1999 between AT&T Corp. and Comcast, as amended, (a) when executed and delivered, constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter and (b) will be governed in all respects, including validity, interpretation and effect, by the laws of the State of Delaware (without giving effect to the provisions thereof relating to conflicts of law). This Agreement is not intended to and shall not confer upon any person (including any employees of the Company) other than the parties hereto any rights or remedies under this Agreement, provided that the directors, officers or employees of the Company and Company Subsidiaries shall be third-party beneficiaries of Section 8.7 hereof. This Agreement may be executed in two or more counterparts which together will constitute a single agreement. Any certificate delivered pursuant to this Agreement by an officer, director or employee on behalf of a legal entity will be made without personal liability on the part of the person giving such certificate. Headings used in this Agreement are for convenience of reference only and will not be deemed to affect the meaning or scope of the provisions of this Agreement. This Agreement shall be binding upon and inure to the benefit of the legal successors, estates (including their distributees to the extent applicable) and assigns of the parties hereto, provided that the rights and obligations hereunder (other than the right to receive any consideration in respect of shares of Company Common Stock) may not be assigned by any of the parties hereto without the written consent of the other parties hereto.

          11.7 Definitions.

          "Accountants" has the meaning set forth in Section 3.3(b) of this Agreement.

          "Acquisition Proposal" has the meaning set forth in Section 8.9 of this Agreement.

          "Adjustment Date" means the second business day prior to the Effective Date.

          "Adjustments" means, collectively, the Debt Adjustment, the Bonus Adjustment, the Lenfest Bonus Adjustment, the Lenfest MCN Adjustment, the
Liabilities Adjustment, the Split-Dollar Life Adjustment and the Subsidiary Adjustment.

          "Affiliate" means, as to any Person, any other Person which, directly or indirectly, controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (including, with its correlative meanings, "controlling," "controlled by" and "under common control with") will mean possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person (whether through the ownership of securities, or partnership or other ownership interest, by contract or otherwise), provided, however, that Liberty Media, @Home and any Affiliates of Liberty Media, @Home or of any of their respective Subsidiaries shall not be treated as Affiliates of AT&T or of any of AT&T's Subsidiaries or Affiliates for purposes of this Agreement. For purposes of this Agreement, "Liberty Media" means Liberty Media Corporation, a Delaware corporation, and its successors and assigns, and each other corporation or Person constituting part of the Liberty Media Group as defined in AT&T's certificate of incorporation, and "@Home" means At Home Corporation, a Delaware corporation.

          "Agreed Value" for any specified shares of stock means the average Closing Price per share of such stock during the ten consecutive trading days immediately prior to and ending on the Adjustment Date multiplied by the number of shares of such stock.

          "Agreement" has the meaning set forth in the preamble of this Agreement and Plan of Merger.

          "AT&T" has the meaning set forth in the Recitals.

          "AT&T Merger Agreement" has the meaning set forth in the Recitals.

          "Audited Balance Sheet" means the consolidated balance sheet of the Company as of December 31, 1998 and the footnotes thereto set forth in the Company 10-K.

          "Bonus" has the meaning set forth in the Bonus Plan.

          "Bonus Adjustment" means 63% of the gross amount of the Bonus payments actually made pursuant to the Bonus Plan.

          "Bonus Plan" has the meaning set forth in Section 8.5(a).

          "business day" means any day other than a Saturday or Sunday or a day of the year on which banks are not required or authorized by law to close in New York City.

          "Capital Budget" means the proposed capital budget of the Company for the year ending December 31, 1999 attached as Exhibit I or any alternative capital budgets approved in writing by Parent and the Company for 1999.

          "Cash Consideration" has the meaning set forth in Section 3.7(a).

          "Closing" has the meaning set forth in Section 3.6 of this Agreement.

          "Closing Date" has the meaning set forth in Section 3.6 of this Agreement.

          "Closing Price" of any security on any date means the last reported sale price during the first trading session (if there is more than one trading session on such date) of such security on such date, or in case no sale takes place on such date, the average of the closing bid and ask prices during the first trading session (if there is more than one trading session on such date) in each case on the principal securities exchange on which such securities are listed or admitted to trading or, if not listed or admitted to trading on any securities exchange, on the National Market System of the National Association of Securities Dealers, Inc. or any successor national automated interdealer quotation system (the "NNM") or, if such securities are not listed or admitted to trading on any national securities exchange or quoted on the NNM, the average of the closing bid and asked prices of such security in the over-the-counter market as furnished by any New York Stock Exchange, Inc. member firm reasonably selected by the Stockholders Representative for such purpose.

          "Code" has the meaning set forth in the Recitals.

          "Code Affiliate" has the meaning set forth in Section 6.8(b) of this Agreement.

          "Commission" has the meaning set forth in Section 4.4 of this Agreement.

          "Communications Act" has the meaning set forth in Section 6.9(b) of this Agreement. "Company" has the meaning set forth in the preamble to this Agreement.

          "Company 10-K" has the meaning set forth in Section 6.5 of this Agreement.

          "Company  Audited  Financial  Statements" has the meaning set forth in
Section 3.3(b) of this Agreement.

          "Company Benefit Plans" has the meaning set forth in Section 6.8(b) of this Agreement.

          "Company Common Stock" has the meaning set forth in Section 3.2(a) of this Agreement.

          "Company Material Adverse Effect" means a material adverse effect on the business, properties, assets, condition (financial or otherwise), liabilities or operations of the Company and its Subsidiaries, taken as a whole or in the ability of the Company to perform its obligations under this Agreement (other than (i) as a result of changes in Legal Requirements of general applicability, (ii) changes resulting from general economic, financial or market conditions or (iii) arising in connection with or as a result of any filing or application with, or approval or consent of, any Person or Governmental Entity (or failure to make or obtain the same), including any consents to the transfer of control to Parent of any of the Company's FCC Licenses or Franchises, which may be necessary or advisable in connection with the transactions contemplated hereby or by the Transaction Documents, but excluding any filings, approval or consent required to be made or obtained under the HSR Act).

          "Company Permits" has the meaning set forth in Section 6.9(a) of this Agreement.

          "Company SEC Reports" has the meaning set forth in Section 6.5 of this Agreement.

          "Company Subsidiary" means each Subsidiary of the Company other than each of the Distributed Subsidiaries.

          "Computer and Other Systems" means any level of hardware or software, equipment and cable plant, or building and other facilities used by the Company in connection with its business which are date dependent or which process date data, including any firmware, application programs, user interfaces, files and databases, and which might be adversely affected by the advent or changeover to the Year 2000 or to the advent or changeover to any leap year.

          "Consent and Indemnity Agreement" has the meaning set forth in the Recitals.

          "Cost of Service Election" has the meaning set forth in Section 6.9(d) of this Agreement.

          "Debt Adjustment" means the aggregate dollar amount of any loans, contributions or other advances (including all accrued interest thereon) made by the Company or any Company Subsidiary to any Distributed Subsidiary or with respect to any Distributed Assets ( "Distribution Funding") between May 4, 1999 and the Effective Date, (i) disregarding the contribution of intercompany debt to the Distributed Subsidiaries as set forth in Section 8.4(b) and (ii) not taking into account the lesser of (A) the amount of any such loans, contributions or other advances used to fund net operating costs and (B) $2,000,000.

          "DGCL" has the meaning set forth in Section 1.1.

          "Distributed Assets" has the meaning set forth in Section 8.4.

          "Distributed Employee Accounts" has the meaning set forth in Section 8.4(h).

          "Distribution Funding" has the meaning set forth in the definition of Debt Adjustment.

          "Distributed Subsidiary" means each Subsidiary of the Company that is distributed or otherwise transferred to the Lenfest Stockholders pursuant to
Section 8.4.

          "Distributed Subsidiary Plan" has the meaning set forth in Section 8.4(h).

          "Effective Date" has the meaning set forth in Section 1.2.

          "Equity Affiliate" has the meaning set forth in Section 6.3 of this Agreement.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended and the rules and regulations thereunder.

          "FCC" has the meaning set forth in Section 4.3 of this Agreement.

          "Final Adjustment Schedule" has the meaning set forth in Section 3.3(b) of this Agreement.

          "Final Merger Consideration" has the meaning set forth in Section 3.3(b) of this Agreement.

          "Financial Statements" has the meaning set forth in Section 6.10(c).

          "Franchise" means authority to provide cable television service pursuant to a governmental franchise or similar authorization.

          "FYI Payment Option" has the meaning set forth in Section 8.2.

          "GAAP" means Generally Accepted Accounting Principles as in effect on the date.

          "GI Warrants" means that number of General Instrument Corp. warrants that General Instrument Corp. confirms in writing the Company or its Company Subsidiaries own or have the right to receive at a future date as a result of purchases of equipment (regardless of whether such warrants have been received or earned as of the Effective Date).

          "Governing  Document" means, with respect to any Person, such Person's
(x) certificate of incorporation, articles of incorporation or other corporate organizational document, (y) by-laws and (z) partnership agreement relating to the formation of such Person as in effect at the time of determination to include any amendments thereto.

          "Governmental Entity" means the United States of America, any state, commonwealth, territory or possession of the United States of America and any political subdivision or quasi-governmental authority of any of the same, including any court, tribunal, department, commission, board, bureau, agency, county, municipality, province, parish or other instrumentality of any of the foregoing.

          "HLLY DMAs" means the Harrisburg-Lancaster-Lebanon-York designated market area.

          "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

          "Knowledge of the Company" or "Company's Knowledge" with respect to a particular fact or other matter means the current or prior knowledge of any of the following individuals: H.F. Lenfest, Maryann V. Bryla, Sam Morris, Brook Lenfest, Chase Lenfest, Joseph Cece, Debra A. Krzywicki or Robert M. Lawrence.

          "LCI Plan" has the meaning set forth in Section 8.4(f).

          "Legal Requirement" means applicable common law and any statute, ordinance, code or other law, rule, regulation, order, technical or other written standard, requirement or procedure enacted, adopted, promulgated, applied or followed by any Governmental Entity.

          "Lenfest Bonus Adjustment" means an amount equal to the sum of (x) 50% of the Bonus Adjustment attributable to payments made to employees, former employees (who are not independent contractors) and surviving spouses of former employees (who are not independent contractors) of the Company, the Company Subsidiaries or Distributed Subsidiaries pursuant to the Bonus Plan and (y) 100% of the Bonus Adjustment attributable to any payments pursuant to the Bonus Plan other than to the parties set forth in the foregoing clause (x).

          "Lenfest  Final  Merger  Consideration"  has the  meaning set forth in
Section 3.3(b) of this Agreement.

          "Lenfest International Separate Account" means one or more accounts held by Lenfest International, Inc. in which only the undistributed proceeds (and any interest and other accruals thereon) from the sale prior to the date of this Agreement by Lenfest International, Inc. of stock of United Pan-European Communications, N.V. or Videopole stock are held. Exhibit K hereto sets forth the balance in the Lenfest International Separate Account as of the date of this Agreement.

          "Lenfest MCN Adjustment" means (i) the amount by which the Lenfest MCN Valuation exceeds $1,000,000 or (ii) if the Lenfest MCN Valuation is equal to or less than $1,000,000, zero.

          "Lenfest MCN Valuation" has the meaning set forth in Section 8.18.

          "Lenfest Preliminary Merger Consideration" has the meaning set forth in Section 3.3(a) of this Agreement

          "Lenfest Registration Rights Agreement" has the meaning set forth in the Recitals.

          "Lenfest  Stockholder  Conversion Number" has the meaning set forth in
Section 3.2(b).

          "Lenfest Stockholder Stock Merger Consideration" has the meaning set forth in Section 3.1.

          "Lenfest Stockholders" has the meaning set forth in the preamble of this Agreement and Plan of Merger.

          "Liabilities Adjustment" means the excess of

               (i) the sum of (A) Notes payable and obligations under capital leases, plus (B) Accounts Payable and accrued expenses-unrelated parties, plus
(C) Accounts Payable-affiliate, plus (D) Customer prepayments and deposits, less
(E) any Distribution Funding reflected in any of the foregoing clauses (A)-(D), less (F) any liabilities of any Distributed Subsidiary or respecting the Distributed Assets, FYI, Lenfest International, Inc. or any component of the Subsidiary Adjustment or the Split-Dollar Life Adjustment reflected in any of the foregoing clauses (A)-(D) and (G) not to include any liability for payments under the Bonus Plan or for severance under the severance plans set forth in
Schedule 8.5(b)(i), over

               (ii) the sum of (1) Cash and cash equivalents, plus (2) marketable securities, plus (3) Accounts receivable, trade and other, less allowance for doubtful accounts, plus (4) Prepaid expenses, less (5) any assets of the Distributed Subsidiaries or FYI reflected in any of the foregoing clauses
(1)-(4), less (6) any amounts included in any of the foregoing clauses (1)-(4) in respect of assets included in the Subsidiary Adjustment or the Split-Dollar Life Adjustment,

in the case of all such line items and amounts, as of December 31, 1999 and as reflected on the Company Audited Financial Statements.

          "Lien" means any lien, security interest, pledge, charge, claim, option, right to acquire, restriction on transfer, voting restriction or encumbrance of any nature.

          "Marketable  Securities"  means  the  Marketable  Shares  and  the  GI
Warrants.

          "Marketable Shares" means shares of stock of Adelphia Business Solutions, Inc., a Delaware corporation, and Liberty Digital, Inc., a Delaware corporation.

          "Merger" has the meaning set forth in the Recitals.

          "Merger Consideration" has the meaning set forth in Section 3.1.

          "Parent" has the meaning set forth in the preamble to this Agreement.

          "Parent Material Adverse Effect" means a material adverse effect on the business, properties, assets, condition (financial or otherwise), liabilities or operations of Parent and its Subsidiaries, taken as a whole, or a material impairment or adverse effect on the ability of Parent to perform its obligations under this Agreement (other than as a result of changes in Legal Requirements of general applicability or any changes resulting from general economic, financial or market conditions).

          "Parent SEC Reports" has the meaning set forth in Section 4.4 of this Agreement.

          "Parent Stock" means Class A Special Common Stock, $1.00 par value per share, of Parent.

          "PBGC" means the Pension Benefit Guaranty Corporation.

          "Person" means any individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Entity or other entity of any nature.

          "Preliminary  Merger  Consideration"  has the  meaning  set  forth  in
Section 3.3(a) of this Agreement.

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

          "Share Valuation" shall mean $36.90 per share of Parent Stock.

          "Split-Dollar Life Adjustment" means an amount equal to the amount realized by, paid to or reimbursed to the Company or the Company Subsidiaries as provided in the applicable split-dollar arrangements involving the split-dollar policies set forth on Exhibit L, net of any liabilities of the Company or any Company Subsidiary arising from any of the foregoing.

          "Stock Merger Consideration" has the meaning set forth in Section 3.1.

          "Stockholder" has the meaning set forth in the preamble of this Agreement and Plan of Merger.

          "Stockholders Representative" means H.F. Lenfest, acting as the agent of the Lenfest Stockholders.

          "Sub" has the meaning set forth in the preamble to this Agreement.

          "Subsidiary" means with respect to any Person, any corporation or partnership more than 50% of whose outstanding voting securities or partnership interests, as the case may be, are directly or indirectly owned by such Person.

          "Subsidiary Adjustment" means an amount equal to the sum of (i) the product of 0.90 and the sum of (x) the Agreed Value of the Marketable Shares held by the Company or any of its Subsidiaries as of the Effective Date and (y) the excess of the Agreed Value of that number of shares of General Instrument Corp. common stock underlying the GI Warrants over the aggregate exercise price of the GI Warrants, (ii) without duplication, the sum of (a) 100% of the value of any cash and cash equivalents and 90% of the value of any property or securities distributed with respect to the securities described in (i) above prior to the Effective Date or exchanged for such securities on or prior to the Effective Date in connection with any dividends, recapitalization, stock split, reorganization, acquisition or similar transaction and (b) the net proceeds of any sale of the securities described in (i) above prior to the Effective Date, and (iii) the cash and cash equivalents in the Lenfest International Separate Account as of the Effective Date. Exhibit F hereto sets forth the number of Marketable Shares held by the Company or any of its Subsidiaries as of the date of this Agreement.

          "Suburban"   means   Suburban  Cable  TV  Co.,  Inc.,  a  Pennsylvania
corporation.

          "Successor Entities" has the meaning set forth in Section 8.4(a).

          "Surviving Corporation" has the meaning set forth in Section 1.1.

          "System" has the meaning set forth in Section 6.9(c) of this Agreement.

          "Tax" has the meaning set forth in Section 6.10(a).

          "TCI Lenfest" has the meaning set forth in the preamble of this Agreement and Plan of Merger.

          "TCI Lenfest Conversion Number" has the meaning set forth in Section 3.2(b).

          "TCI Lenfest Final Merger  Consideration" has the meaning set forth in
Section 3.3(b) of this Agreement.

          "TCI Lenfest Preliminary Merger Consideration" has the meaning set forth in Section 3.3(a) of this Agreement

          "TCI Lenfest Registration Rights Agreement" has the meaning set forth in the Recitals.

          "TCI Lenfest Stock Merger  Consideration" has the meaning set forth in
Section 3.1.

          "Transaction Documents" means the Consent and Indemnity Agreement, the Lenfest Registration Rights Agreement, the TCI Lenfest Registration Rights Agreement and the instruments and documents described in Sections 9.2(c) and 9.3(d)(ii)-(iv) that are to be delivered by or on behalf of Parent, Sub or the

Company or Stockholders in connection with this Agreement or the transactions contemplated hereby.

          "WARN" has the meaning set forth in Section 6.8(a) of this Agreement.

          "Year 2000 Ready" or "Year 2000 Readiness" means that the referenced component, system, software, equipment or other item is designed to be used prior to, during and after the calendar year 2000 A.D., and that such item will operate at all levels, including microcode, firmware, application programs, user interfaces, files and databases, during each such time period without error or interruption relating to, or the product of, date data which represents or references different centuries or more than one century or leap year.

          "Year 2000 Remediation Program" means an enterprise-wide program to make Year 2000 Ready all material components, systems, software, equipment, facilities and other items related to the subject entity's business. Such Year 2000 Remediation Program must be conducted by persons with experience in issues related to Year 2000 Readiness and such persons must have organized an enterprise-wide program management office which reports to executive level management and the board of directors or other governing body of such entity.

          11.8 Accounting Terms; Application of Defined Terms. Terms used with initial capital letters or otherwise defined in this Agreement will have the meanings specified, applicable to both singular and plural forms, for all purposes of this Agreement. The word "include" and derivatives of that word are used in this Agreement in an illustrative sense rather than limiting sense.

          All accounting terms not otherwise defined in this Agreement will have the meanings ascribed to them under GAAP.

          IN WITNESS WHEREOF, Parent, Sub, the Company and Stockholders have caused this Agreement to be signed by their respective officers thereunder duly authorized all as of the date first written above.

                                   COMCAST CORPORATION


                                   By: _________________________________________
                                   Name: _______________________________________
                                   Title: ______________________________________


                                   COMCAST LCI HOLDINGS, INC.


                                   By: _________________________________________
                                   Name: _______________________________________
                                   Title: ______________________________________


                                   LENFEST COMMUNICATIONS, INC.


                                   By: _________________________________________
                                   Name: _______________________________________
                                   Title: ______________________________________


                                   TCI LENFEST, INC.


                                   By: _________________________________________
                                   Name: _______________________________________
                                   Title: ______________________________________


                                   LENFEST STOCKHOLDERS


                                   _____________________________________________
                                   H.F. Lenfest


                                   _____________________________________________
                                   H. Chase Lenfest


                                   _____________________________________________
                                   Brook J. Lenfest


                                   _____________________________________________
                                   Diane Lenfest Myer